Exhibit 10.1
     NOTE: Portions of this Exhibit are the subject of a Confidential Treatment Request by the Registrant to the Securities and Exchange Commission (the “Commission”). Such portions have been redacted and are marked with a “[***]” in place of the redacted language. The redacted information has been filed separately with the Commission.
Research and License Agreement
Between
Genentech, Inc.
And
Sangamo BioSciences, Inc.

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-i-

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-ii-

-iii-

Exhibits

Exhibit A	Research Plan

Exhibit B	Designated Gene Sequences

Exhibit C	Identified Patents

Exhibit D	Press Release and Form 8-K Text

Exhibit E	Certain Agreements Relating to Third Party Licenses

Exhibit F	Certain Provisions of Third Party Licenses

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Research and License Agreement
     This Research and License Agreement (“Agreement”) is made and entered into, effective as of April 27, 2007 (“Effective Date”), by and between Genentech, Inc., having a principal place of business at 1 DNA Way, South San Francisco, California 94080, (“Genentech”) and Sangamo BioSciences, Inc., having a principal place of business at Point Richmond Tech Center, 501 Canal Boulevard, Suite A100, Richmond, California 94804 (“Sangamo”), (collectively, the “Parties” or individually, a “Party”).
Recitals
     Whereas, Genentech discovers, develops, manufactures, markets and sells human pharmaceuticals on a worldwide basis;
     Whereas, Sangamo has certain proprietary technology for modifying genes, which is of interest to Genentech; and
     Whereas, the Parties desire that Sangamo perform certain research using Sangamo’s proprietary technology and one of Genentech’s proprietary cell lines in accordance with the research plan under this Agreement.
Agreement
     Now, therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Genentech and Sangamo agree as follows:
Article 1. Definitions
     Capitalized terms used in this Agreement, whether used in the singular or plural, shall have the meanings set forth below, unless otherwise specifically indicated herein.
     1.1 “Accept the [***] Evidence” (and grammatical variations thereof) is defined in the first paragraph under the heading “Genentech Responsibilities (Research Stage 2)” in the Research Plan. “Accept the [***] Evidence” includes those cases in which Genentech is deemed to Accept the [***] Evidence (including, without limitation, under Section 2.3).
     1.2 “Affiliate” means, with respect to a particular Party, a person, corporation, partnership, or other entity that controls, is controlled by or is under common control with such Party. For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means (a) the direct or indirect ownership of fifty percent (50%) or more of the stock having the right to vote for directors thereof; or (b) the actual power, either directly or indirectly through one or more intermediaries, to direct the management and policies of such entity, whether by the ownership of at least fifty percent (50%) of the voting stock of such entity, or by contract or otherwise.
     1.3 “[***] Gene” means a gene or genomic region whose translation product contains a portion that is greater than 60% identical to a portion, consisting of contiguous residues of at

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least 30% of the total length, of one or more of the [***] sequences provided in Exhibit B, and any intronic, transcriptional, or regulatory sequences that modulate the expression of such gene or genomic region. For the purposes of this definition, alignment shall be performed by Sangamo using tBLASTn (i.e., Basic Local Alignment Search Tool with a protein query and translated nucleotide database) and default parameters. Notwithstanding the foregoing, but only for the purposes of the Research Plan, the research milestone payments (under Section 3.4) and the Success Milestone Payment (under Section 3.5), [***] Gene means only the CHO gene whose cDNA coding sequence is provided to Sangamo in the Genentech Deliverables (at beginning of Research Stage 1).
     1.4 “[***] Gene” means a gene or genomic region whose translation product contains a portion that is greater than 60% identical to a portion, consisting of contiguous residues of at least 30% of the total length, of one or more of the [***] sequences provided in Exhibit B, and any intronic, transcriptional, or regulatory sequences that modulate the expression of such gene or genomic region. For the purposes of this definition, alignment shall be performed by Sangamo using tBLASTn (i.e., Basic Local Alignment Search Tool with a protein query and translated nucleotide database) and default parameters. Notwithstanding the foregoing, but only for the purposes of the Research Plan, the research milestone payments (under Section 3.4) and the Success Milestone Payment (under Section 3.5), [***] Gene means only the CHO gene whose cDNA coding sequence is provided to Sangamo in the Genentech Deliverables (at beginning of Research Stage 1).
     1.5 “BLA” means a Biologics License Application or other such application (other than a supplemental application) filed with the U.S. Food and Drug Administration (or any successor entity thereto performing similar functions) for the purpose of obtaining Marketing Approval for a Licensed Product in the United States.
     1.6 “Caltech Agreement” means the Third Party License between Sangamo and the California Institute of Technology, dated November 1, 2003, as amended as of the Effective Date, and prior to any amendments after the Effective Date.
     1.7 “CHO” means Chinese hamster ovary.
     1.8 “Collaboration Partner” means, with respect to a given Licensed Product, a Third Party to which Genentech has granted a license to use, sell, offer for sale and/or import such Licensed Product, whether or not such license includes the right to make such Licensed Product.
     1.9 “Commercially Diligent Efforts” means, (a) with respect to Sangamo, efforts and resources comparable to those expended by Sangamo on its projects for a Third Party of a similar nature (i.e., protein production projects) and (b) with respect to Genentech, efforts and resources comparable to those expended by Genentech on its internal process development projects of comparable value to Genentech.
     1.10 “Confidential Information” means a Party’s nonpublic information that is disclosed to the other Party in connection with this Agreement (including, without limitation, information regarding such Party’s research, technology, assays, protocols, methods, processes,

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data, products and business information or objectives), provided that any such information disclosed in written, electronic or other tangible form is marked as “confidential” or with a similar legend. Nonpublic information of a Party that is disclosed other than in tangible form (e.g., disclosed orally or by observation of the other Party) shall be considered Confidential Information of such Party only if so identified in writing to the other Party within thirty (30) days after initial disclosure and such writing identifies such Confidential Information with particularity. Notwithstanding the foregoing marking requirement, Genentech’s Confidential Information shall include (a) the identity of the Designated Genes as the focus of this Agreement; (b) Genentech’s interest in the Designated Genes as potential targets for modification to enhance the protein production of cell lines; (c) the Research Plan; (d) the Research Results; and (e) all information in the Genentech Deliverables, whether or not any of the foregoing information in (a) through (e) is so marked. The terms and conditions of this Agreement (including, without limitation, the financial terms) shall be the Confidential Information of both Parties.
     1.11 “Confidentiality Agreement” is defined in Section 6.5.
     1.12 “Controlled by” means the rightful possession by a Party of the ability to grant a license, sublicense or other right to exploit, as provided in this Agreement, without violating the terms of any agreement with any Third Party.
     1.13 “Covering” (and grammatical variations thereof) means that, with respect to a given Licensed Product, a protein contained in such Licensed Product was expressed by a Modified Cell Line and (a) the making or use of such Modified Cell Line fell within the scope of a Valid Claim (in the country of such making or use) at the time of such making or use; and/or (b) if such Modified Cell Line is a ZFN Modified Cell Line, the making or use of a ZFN Reagent used to create such Modified Cell Line fell within the scope of a Valid Claim (in the country of such making or use) at the time of such making or use.
     1.14 “[***] Evidence” is defined under the heading “Sangamo Deliverables (at end of Research Stage 2)” in the Research Plan.
     1.15 “Delivery Days to Genentech” means the number of days in the period starting on the Effective Date and ending on the date on which Genentech has received all of the [***] Evidence for both Designated Genes (regardless of how much time lapses before Genentech Accepts the [***] Evidence). If Genentech does not ultimately Accept the [***] Evidence for both Designated Genes, the Delivery Days to Genentech shall be deemed to be zero.
     1.16 “Designated Gene” means [***].
     1.17 “Donor Sequence” means, with respect to a given Designated Gene, a DNA sequence sharing homology with sequences upstream and downstream of a ZFN cutting site in such Designated Gene, where such sequences are of sufficient length [***] to allow homologous recombination to occur at an efficiency of [***]. The Donor Sequence for a given Designated Gene shall also contain a DNA sequence for insertion into such Designated Gene via homologous recombination, and such DNA sequence may contain [***], as agreed to by the Liaisons.

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     1.18 “Executive” means, in the case of Sangamo, its Chief Executive Officer and, in the case of Genentech, a Senior Vice President, or their respective designees. Notwithstanding the foregoing, in the event of a dispute arising under Section 2.3(c), “Executive” means, in the case of Sangamo, its Chief Scientific Officer and, in the case of Genentech, its Senior Vice President of Research Drug Discovery or its Executive Vice President of Research.
     1.19 “Existing Third Party Licenses” means the Caltech Agreement, the JHU Agreement, the MIT Agreement, the Scripps Agreement and the Utah Agreement.
     1.20 “First Commercial Sale” means the first bona fide commercial sale of a product in a country following Marketing Approval for such product in such country by or under authority of Genentech or its sublicensees.
     1.21 “Functional [***]” (and grammatical variations thereof) means the targeted alteration of DNA sequences in [***] of a Designated Gene, where such alteration [***].
     1.22 “Genentech CHO Cell Line” means the CHO cell line provided to Sangamo in the Genentech Deliverables.
     1.23 “Genentech CHO DNA Extract” means the extract of purified genomic DNA from the Genentech CHO Cell Line that is provided to Sangamo in the Genentech Deliverables.
     1.24 “Genentech Deliverables” means those materials, information, reports and other items that Genentech provides to Sangamo under this Agreement including, without limitation, those identified under the heading “Genentech Deliverables” in the various Research Stages of the Research Plan.
     1.25 “Genentech License” is defined in Section 5.1(a).
     1.26 “Genentech Materials” means tangible materials included in the Genentech Deliverables including, without limitation, the Genentech CHO Cell Line and the Genentech CHO DNA Extract. Genentech Materials also include tangible biological materials derived physically from Genentech Materials including, without limitation, ZFN Modified Cell Lines derived from the Genentech CHO Cell Line or from another Genentech proprietary cell line.
     1.27 “Identified Patents” means those patents and patent applications identified on Exhibit C (including those owned and those in-licensed by Sangamo).
     1.28 “Improved ZFN Reagent” means a ZFN Reagent that incorporates or is made using an Improvement.
     1.29 “Improvement” means any improvement made by or on behalf of Sangamo during the term of the Agreement (whether or not such improvement is patentable) to ZFNs and associated reagents (including, without limitation, expression plasmids and Donor Sequences) and/or Sangamo Know-How (including methodologies/protocols for creating ZFN Modified Cell Lines), where such improvement would improve by [***] the (a) efficiency of creating ZFN Modified Cell Lines; (b) time taken to create ZFN Modified Cell Lines; and/or (c) activity of any ZFN Reagent. For purposes of this definition, “efficiency” refers to: (i) transfer

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efficiency, in terms of percent of cells that uptake ZFN Reagents by transfection or comparable procedure; or (ii) frequency of targeted alteration in a Designated Gene within a population of cells, after delivery of ZFN Reagent(s) to such population. For purposes of this definition, “time taken” refers to the time taken from delivery of a ZFN Reagent(s) to a cell line to the identification of a clone in which a Designated Gene has been Functionally [***]. For purposes of this definition, “activity” refers to: (i) DNA binding activity or strength of the DNA binding domain of a ZFN; (ii) DNA cleavage activity of the nuclease domain of a ZFN Reagent; (iii) in vivo activity in terms of percent of cells in which a Designated Gene has been Functionally [***], after delivery of ZFN Reagent(s) to such cells; or (iv) frequency of homologous recombination with Donor Sequences.
     1.30 “Invention” is defined in Section 4.1.
     1.31 “JHU Agreement” means the Third Party License between Sangamo and Johns Hopkins University, dated June 29, 1995, as amended as of the Effective Date, and prior to any amendments after the Effective Date.
     1.32 “Know-How” means information or materials including, without limitation, sequence information, data, assays, protocols, methods, processes, techniques, models, designs, libraries and trade secrets.
     1.33 “Liaison” is defined in Section 2.1.
     1.34 “Licensed Product” means a product that contains a protein expressed by a Modified Cell Line.
     1.35 “Marketing Approval” means all approvals, licenses, registrations or authorizations of any federal, state or local regulatory agency, department, bureau or other governmental entity, necessary for the manufacturing, use, storage, import, transport and sale of a product in a regulatory jurisdiction. For countries where governmental approval is required for pricing or reimbursement for such product to be reimbursed by national health insurance, “Marketing Approval” shall not be deemed to occur until such pricing or reimbursement approval is obtained.
     1.36 “Milestone Event” means a milestone event identified in the table in Section 3.6(b).
     1.37 “Milestone Payment” means a milestone payment identified in the table in Section 3.6(b).
     1.38 “MIT Agreement” means the Third Party License between Sangamo and the Massachusetts Institute of Technology, dated May 9, 1996, as amended as of the Effective Date, and prior to any amendments after the Effective Date.
     1.39 “Modified Cell Line” means a ZFN Modified Cell Line or an Other Modified Cell Line.

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     1.40 “Modified Genentech CHO Cell Line” means a ZFN Modified Cell Line derived from the Genentech CHO Cell Line.
     1.41 “Other Modified Cell Line” means a cell line that contains one or more targeted alterations in the genomic DNA (when compared with the parental cell line from which it was derived) of either or both of the Designated Genes, where no alterations in the genomic DNA of such cell line are the result of using ZFN Reagents.
     1.42 “Patents” means all United States and foreign patents and patent applications and any patents issuing therefrom, and any reissues, extensions, registrations, continuations, divisions, continuations-in-part, reexaminations, substitutions or renewals thereof, and supplementary protection certificates based thereon.
     1.43 “Phase I Clinical Trial” means a human clinical trial, the principal purpose of which is preliminary determination of safety in healthy individuals or patients as described in 21 C.F.R. §312.21, or a similar clinical study in a country other than the United States.
     1.44 “Phase III Clinical Trial” means a human clinical trial that is prospectively designed to demonstrate statistically whether a product is safe and effective for use in humans in a manner sufficient to obtain regulatory approval to market such product in patients having the disease or condition being studied as described in 21 C.F.R. §312.21, or a similar clinical study in a country other than the United States.
     1.45 “Research” means the research activities set forth in the Research Plan.
     1.46 “Research Period” means the period during which research activities under the Research Plan are ongoing.
     1.47 “Research Plan” means the plan for the research activities to be performed by the Parties under this Agreement, as outlined in Exhibit A.
     1.48 “Research Results” means all (a) data (including, without limitation, the underlying data, summarized data and reports); and (b) Know-How related specifically to the Genentech Materials, in each case, generated in the course of and/or drawn from the Research by either Party.
     1.49 “Research Stage” means a particular stage of the Research, as identified in the Research Plan.
     1.50 “Sangamo Deliverables” means those materials, information, reports and other items that Sangamo provides to Genentech under this Agreement including, without limitation, those identified under the heading of “Sangamo Deliverables” in the various Research Stages of the Research Plan.
     1.51 “Sangamo IP Rights” means Sangamo’s intellectual property rights in the Sangamo Know-How and the Sangamo Patents.

     1.52 “Sangamo Know-How” means Know-How that is Controlled by Sangamo, existing as of the Effective Date or thereafter, to the extent necessary or reasonably useful to make or use (including for validation purposes) ZFN Reagents and/or ZFN Modified Cell Lines.
     1.53 “Sangamo Patents” means Patents that are Controlled by Sangamo, existing as of the Effective Date or thereafter, having one or more claims that encompass (a) ZFN Reagents and/or ZFN Modified Cell Lines; and/or (b) the making and/or use of ZFN Reagents and/or ZFN Modified Cell Lines. Sangamo Patents include, without limitation, the Identified Patents.
     1.54 “Scripps Agreement” means the Third Party License between Sangamo and the Scripps Research Institute, dated March 14, 2000, prior to any amendments after the Effective Date.
     1.55 “Select Sangamo Licensors” means the Massachusetts Institute of Technology and its trustees, directors, officers, employees and affiliates, and Johns Hopkins University and its trustees, officers, employees, students and affiliates.
     1.56 “Sublicense Agreement” is defined in Section 5.1(c).
     1.57 “Success Milestone Payment” is defined in Section 3.5.
     1.58 “Third Party” means any entity other than Sangamo or Genentech.
     1.59 “Third Party License” is defined in Section 5.4(a).
     1.60 “Utah Agreement” means the Third Party License between Sangamo and the University of Utah Research Foundation, dated September 8, 2004, as amended as of the Effective Date, and prior to any amendments after the Effective Date.
     1.61 “Valid Claim” means a claim of an issued and unexpired patent that (a) is within the Sangamo Patents; and (b) has not been found to be unpatentable, invalid or unenforceable by a decision of a court or other authority in the country of the patent, from which decision no appeal is taken or can be taken.
     1.62 “ZFN” means a (a) zinc-finger nuclease protein or (b) nucleic acid coding sequence that encodes such a nuclease.
     1.63 “ZFN Modified Cell Line” means a cell line that contains one or more targeted alterations in the genomic DNA (when compared with the parental cell line from which it was derived) of either or both of the Designated Genes, where at least one (1) of such alterations in such Designated Genes is the result of using ZFN Reagents.
     1.64 “ZFN Reagent” means, with respect to a given Designated Gene, (a) a ZFN that specifically targets such Designated Gene; and/or (b) any Donor Sequence for such Designated Gene, in each case, where such ZFN and/or Donor Sequence is one that is provided by Sangamo to Genentech under this Agreement. ZFN Reagents also include Improved ZFN Reagents and copies of ZFN Reagents, whether made by Sangamo, Genentech or a Third Party.

Article 2. Research Program
     2.1 Liaisons. Promptly following the Effective Date, each Party shall designate an individual to act as the primary contact for such Party for matters related to this Agreement (referred to in this Agreement as such Party’s “Liaison”), unless another contact is expressly provided herein. Until the completion of the activities in Research Stage 2, the Liaisons shall schedule teleconferences or meetings at least every four (4) weeks or as otherwise agreed. In addition, at any time during the Research Period, upon Genentech’s reasonable request, the Parties shall discuss the results of activities under the Research Plan thus far obtained by telephone or as otherwise agreed.
     2.2 Diligence; Decision Making; Research Plan. Each Party shall perform its respective obligations under the Research Plan using Commercially Diligent Efforts. Sangamo’s Liaison shall have final decision making authority with respect to [***]; Genentech’s Liaison shall have final decision making authority with respect to [***]. No change in the Research Plan or funding shall be permitted without the prior written agreement of the Parties. In the event of any conflict or inconsistency between the main body of this Agreement and the Research Plan, the terms and conditions of the main body shall prevail.
     2.3 [***] Evidence.
          (a) Review and Notice. As set forth under the heading “Genentech Responsibilities (Research Stage 2)” in the Research Plan, Genentech shall review the [***] Evidence for a given Designated Gene. Within three (3) weeks after receipt of such [***] Evidence (for purposes of this Section 2.3, the “Review Period”), Genentech shall notify Sangamo as to whether or not Genentech Accepts such [***] Evidence. If Genentech does not notify Sangamo as to whether or not it Accepts such [***] Evidence by the end of such Review Period, Sangamo shall send a reminder notice to Genentech that a response is due, and the initial Review Period shall be automatically extended until the date that is one (1) week from the date Sangamo’s reminder notice is received by Genentech. If Genentech does not notify Sangamo as to whether or not it Accepts such [***] Evidence by the end of such extended Review Period, Genentech shall be deemed to Accept such [***] Evidence.
          (b) Rejection of [***] Evidence. If Genentech notifies Sangamo under Section 2.3(a) that Genentech does not Accept such [***] Evidence, Genentech’s notice shall specifically identify the reason(s) for the rejection. If such rejection is because Sangamo did not provide all of the required [***] Evidence, and Sangamo does not dispute such rejection, Sangamo shall provide the missing [***]Evidence and the initial Review Period (and review procedures under Section 2.3(a)) shall begin again upon Genentech’s receipt of such additional [***] Evidence.
          (c) Disputed Rejection of [***] Evidence. In the event that Sangamo believes that Genentech’s rejection (for any reason) of given [***] Evidence is not justified, the Parties shall attempt to resolve such dispute through amicable discussions between the Parties’ respective Liaisons. In the event that the Liaisons are unable to resolve such dispute within [***] weeks after Genentech’s notice of rejection, [***].

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          (d) Other Research Stage 2 Sangamo Deliverables. Unless and until Genentech Accepts the [***] Evidence with respect to a given Designated Gene, Sangamo shall not have any obligation to provide to Genentech those ZFN Reagents and Modified Genentech CHO Cell Lines for such Designated Gene, or any Sangamo Know-How or training, as described under the heading “Sangamo Deliverables (at end of Research Stage 2)” in the Research Plan for such Designated Gene.
     2.4 Non-Exclusive Relationship.
          (a) ZFN Reagents and ZFN Modified Cell Lines. Excluding Modified Genentech CHO Cell Lines, and subject to this Section 2.4 and other provisions of this Agreement, Sangamo retains the right to (i) make and use ZFN Reagents and ZFN Modified Cell Lines for itself and others; (ii) sell or otherwise transfer ZFN Reagents and ZFN Modified Cell Lines to Third Parties; and (iii) grant licenses to Third Parties with respect to ZFN Reagents and ZFN Modified Cell Lines.
          (b) Delivery Times to Third Parties. With respect to ZFN Reagents other than Improved ZFN Reagents, Sangamo shall not provide such ZFN Reagents to any Third Party [***]. Further, Sangamo shall not provide Improved ZFN Reagents to any Third Party [***]; after the end of such period, Sangamo may provide Improved ZFN Reagents to Third Parties at any time. For clarity, in the event that Genentech does not ultimately Accept the [***] Evidence for [***], this Section 2.4(b) shall place no restriction on Sangamo’s ability to provide ZFN Reagents (including Improved ZFN Reagents) to Third Parties.
          (c) [***]. Sangamo shall not provide any ZFN Reagents and/or grant licenses under the Sangamo IP Rights with respect to the Designated Genes that are [***]. Any election to make such substitution shall be made by Genentech (if at all) in writing within thirty (30) days after Genentech receives such notice. If such substitution results in [***], the amount of [***] within thirty (30) days after Sangamo’s receipt of Genentech’s written election to make such substitution. If [***] the amount of [***] shall be [***] under this Agreement.
     2.5 Improvements.
          (a) Notices; Payments to Third Parties. During the Research Period, Sangamo shall notify Genentech of any Improvements at least on a [***] basis; thereafter, such notice shall be at least on a [***] basis. Such notice for a given Improvement shall (i) identify the [***] and (ii) include, if applicable, the same notice that Sangamo would provide under Section 2.5(d). Thereafter, Genentech may request that Sangamo provide Improvements to Genentech by notifying Sangamo of the particular Improvement(s) being requested. [***]. Nothing in this Section 2.5 shall be interpreted as obligating Sangamo to take any action that would constitute a breach of any agreement with any Third Party.

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          (b) Provision of Improvements. If Sangamo makes an Improvement to a ZFN Reagent for a Designated Gene, Sangamo shall provide the applicable Improved ZFN Reagent to Genentech ([***])). If Sangamo makes an Improvement that is not to a ZFN Reagent for a Designated Gene, [***]. If Sangamo makes an Improvement to methodologies/protocols for using ZFN Reagents, Sangamo shall provide such methodologies/protocols to Genentech. Sangamo shall also provide to Genentech any and all Sangamo Know-How that is necessary to enable Genentech to use Improved ZFN Reagents to create ZFN Modified Cell Lines. Other than [***] agreed to by Genentech under Section 2.5(a), any Improved ZFN Reagents, materials or Sangamo Know-How provided to Genentech under this Section 2.5(b) shall be [***] to Genentech and shall be provided promptly after Genentech’s request for a particular Improvement under Section 2.5(a).
          (c) Training. If requested by Genentech, for each Improvement, Sangamo shall provide to Genentech researcher(s) (at Sangamo’s research site in Richmond, CA) up to [***] of training in the making and use of Improved ZFN Reagents at Sangamo’s then current FTE (i.e., full time equivalent) rates.
          (d) Notice of Third Party IP. Sangamo shall promptly notify Genentech if Sangamo learns of any Third Party intellectual property that, in Sangamo’s reasonable opinion, could potentially be infringed by the making or use of an Improvement or an Improved ZFN Reagent provided to Genentech under Section 2.5(b).
Article 3. Fees and Milestone Payments
     3.1 Payments Generally. Each payment due under this Article 3 (including, without limitation, Milestone Payments) shall be paid to Sangamo within [***] days of receipt of an invoice from Sangamo to be sent to Genentech following the achievement of the event triggering such payment. All invoices shall identify the event triggering the payment being invoiced and, unless otherwise requested by Genentech in writing, shall be sent to Genentech at the address in the preamble of this Agreement, to the attention of Group Controller, [***]. All payments due under this Agreement shall be paid in U.S. dollars in immediately available funds by wire transfer to an account to be identified by the payee and shall be non-refundable and non-creditable against any other payment due Sangamo under this Agreement, except as provided under Section 2.4(c).
     3.2 Up-Front Fee. Upon the signing of this Agreement by both Parties, Genentech shall pay to Sangamo an up-front fee of $[***].
     3.3 Technology Access Fees. Three (3) months after the Effective Date, Genentech shall pay to Sangamo an initial technology access fee of $[***]. Thereafter, on each anniversary of the Effective Date (starting with the first anniversary) prior to the First Commercial Sale of the first Licensed Product, Genentech shall pay to Sangamo an annual technology access fee of $[***].
     3.4 Research Milestone Payments. For each Designated Gene, if Genentech (a) [***] for such Designated Gene; (b) [***] for such Designated Gene; and (c) [***] for such Designated Gene, Genentech shall notify Sangamo (within [***] days of the achievement of all

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of such events) and pay to Sangamo a research milestone payment of $[***]. Notwithstanding the payment provisions of Section 3.1, if the [***], such payment shall not be due until [***] days after Genentech’s receipt of replacement ZFN Reagents that are not defective.
     3.5 Success Milestone Payment. Upon Genentech’s successful in-house generation [***], Genentech shall notify Sangamo (within [***] days of the achievement of such event) and pay to Sangamo a success milestone payment of $[***] (“Success Milestone Payment”); if Genentech, despite its Commercially Diligent Efforts, does not [***], no Success Milestone Payment shall be due.
     3.6 Development and Commercial Milestone Payments.
          (a) Payments Generally. Upon the first achievement of each Milestone Event with respect to a given Licensed Product by or on behalf of Genentech (or a Collaboration Partner), Genentech shall notify Sangamo (within [***] days of when Genentech becomes aware of the achievement of such event) and pay (or cause to be paid) to Sangamo the corresponding Milestone Payment, subject to the other provisions of this Section 3.6. For purposes of this Agreement, a given Licensed Product shall be treated as different from another Licensed Product if the marketing of each of such Licensed Products in the United States would require separate BLA submissions.
          (b) Milestone Events and Milestone Payments.

Milestone Event	Milestone Payment
(#1)[***]	$[***]
(#2) [***]	$[***]
(#3) [***]	$[***]
(#4) [***]	$[***]
(#5) [***]	$[***]
(#6) [***]	$[***]
          (c) Term of Milestone Payment Obligation. Genentech’s obligation to make Milestone Payments for a given Licensed Product under this Section 3.6 shall be in accordance with the following:
(i) [***]; or
(ii) [***].
          (d) Retroactive Payments. [***]
          (e) Single Milestone Payment. In no event shall a particular Milestone Payment be due to Sangamo more than once with respect to a given Licensed Product, even if

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such Licensed Product contains more than one (1) protein expressed by a Modified Cell Line or is Covered by more than one Valid Claim.
     3.7 Taxes. Each Party shall comply with applicable laws and regulations regarding filing and reporting for income tax purposes. Neither Party shall treat their relationship under this Agreement as a pass through entity for tax purposes. All payments made under this Agreement shall be free and clear of any and all taxes, duties, levies, fees or other charges, except for withholding taxes. Each Party shall be entitled to deduct from its payments to the other Party under this Agreement the amount of any withholding taxes required to be withheld, to the extent paid to the appropriate governmental authority on behalf of the other Party (and not refunded or reimbursed). Each Party shall deliver to the other Party, upon request, proof of payment of all such withholding taxes. Each Party shall provide reasonable assistance to the other Party in seeking any benefits available to such Party with respect to government tax withholdings by any relevant law, regulation or double tax treaty.
Article 4. Intellectual Property
     4.1 Disclosure of Inventions. “Invention” means any invention or discovery (including any Know-How), whether or not patentable, that is discovered, conceived or reduced to practice in the course of performing activities under the Research Plan. Sangamo shall promptly disclose to Genentech Inventions that are discovered, conceived or reduced to practice by or on behalf of Sangamo (whether solely or jointly with another party).
     4.2 Ownership of Inventions; Cooperation. Except as otherwise expressly provided in this Agreement, ownership of Inventions will follow inventorship, as determined by the respective patent counsel of the Parties in accordance with United States patent law. Each Party shall reasonably cooperate with and assist the other Party, at such other Party’s request, in connection with the filing and prosecution of patent applications for Inventions owned by such other Party including, without limitation, by making scientists and scientific records reasonably available to such other Party.
     4.3 Obtaining Patents. Sangamo shall, at its expense, use commercially reasonable efforts to obtain patent protection covering (a) the ZFN Reagents (other than Improved ZFN Reagents); (b) the use of such ZFN Reagents in CHO cell lines to create ZFN Modified Cell Lines; and (c) ZFN Modified Cell Lines. Sangamo may, at its sole discretion, use the Research Results to fulfill its obligations under the preceding sentence. Further, in consultation with Genentech, Sangamo shall, at its expense, use commercially reasonable efforts to file a patent application that specifically claims [***]. Sangamo shall assign any such application to Genentech, and Genentech shall control prosecution of such application.
     4.4 Other Genentech Owned Inventions. If Sangamo files any patent application that claims an invention that is specifically related to the Genentech CHO Cell Line or the Genentech CHO DNA Extract (including sequence information derived therefrom), and such invention is not generally applicable to CHO cells or CHO DNA, Sangamo shall (a) cancel any claims to such invention in such patent application; (b) file such claims in a subsequent divisional or continuation application; (c) assign such subsequent application to Genentech; and (d) transfer control of prosecution of such subsequent application to Genentech. If the Parties

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disagree, Genentech shall bear the burden of demonstrating that such invention is specifically related to the Genentech CHO Cell Line or the Genentech CHO DNA Extract and is not generally applicable to CHO cells or CHO DNA.
     4.5 Enforcement of Sangamo Patents. If either Party learns of any alleged infringement of any Sangamo Patents by a Third Party’s making of Licensed Products for commercial purposes, that Party shall promptly notify the other Party of such alleged infringement. Sangamo shall retain the sole right, at its sole discretion, to enforce the Sangamo Patents against such alleged Third Party infringers. However, if Sangamo fails to abate any such alleged infringement of the Sangamo Patents involving modification of the genomic DNA of either or both of the Designated Genes in a manufacturing cell line within [***] after receipt of notice (by either Party) under this Section 4.5, Genentech shall be entitled to reduce the Milestone Payments by [***] of the payments that would otherwise be due until such time as Sangamo abates such infringement or until a final determination regarding such alleged infringement has been reached (i.e., a final non-appealable court action or settlement).
Article 5. Licenses
     5.1 License to Genentech.
          (a) Genentech License. Sangamo hereby grants to Genentech a non-exclusive, worldwide, sublicensable (in accordance with Section 5.1(b)) license, under the Sangamo IP Rights, (i) to make, use and import ZFN Reagents (and any associated expression plasmids provided by Sangamo to Genentech under this Agreement) solely for the purpose of altering the genomic DNA of either or both of the Designated Genes in a cell line to create ZFN Modified Cell Lines; (ii) to alter the genomic DNA of either or both of the Designated Genes in a cell line to create Modified Cell Lines; and (iii) to make, use and import Modified Cell Lines created under clauses (i) and (ii) solely for the purpose of making Licensed Products. The foregoing license is referred to in this Agreement as the “Genentech License.” Notwithstanding anything to the contrary in this Agreement, the Genentech License does not include a license to alter any genomic DNA other than the genomic DNA of a Designated Gene. The Genentech License is subject to the provisions of Section 5.4(a).
          (b) Right to Grant Sublicenses. Subject to Section 5.1(d), Genentech has the right to grant sublicenses under the Genentech License to a Third Party(ies) if (i) such sublicense is related to particular Licensed Product(s) that were the subject of Genentech’s research and/or development or were in-licensed by Genentech (and not related to Licensed Products in general); and (ii) Genentech has previously granted or concurrently grants (i.e., together with the grant of such sublicense) to such Third Party a license, under intellectual property rights other than the Genentech License, related to such particular Licensed Product(s) or to product(s) that contain the same protein(s) as such particular Licensed Product(s). Subject to Section 5.1(d), any such sublicense may be further sublicensed by a sublicensee to multiple tiers of sublicensees, subject to the same requirement regarding a previously or concurrently granted license by such sublicensee. In addition, Genentech has the right to grant sublicenses under the Genentech License to a Third Party(ies) if Genentech receives the prior written consent of Sangamo, which shall not be unreasonably withheld.

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          (c) Requirements for Sublicense Agreements. Each agreement granting a sublicense under the Genentech License (each such agreement, a “Sublicense Agreement”) shall require that the relevant sublicensee agrees in writing that the sublicense granted in such Sublicense Agreement is subject to those terms and conditions of the Third Party Licenses that are set forth in Exhibit E mutatis mutandis (e.g., as if applicable references to Genentech, “this Agreement” and the “Genentech License” were, respectively, references to such sublicensee, such Sublicense Agreement and such sublicense) with respect to each Third Party License sublicensed thereunder. Genentech shall provide to Sangamo copies of any Sublicense Agreements (which shall be deemed to be the Confidential Information of Genentech, whether or not so marked) promptly after execution thereof; provided, however, Genentech may redact such copies to delete any provisions that are not relevant to this Agreement or a Third Party License. Sangamo may disclose such copies of Sublicense Agreements (or summaries of their terms) to the applicable Third Party licensor, in accordance with Section 6.4.
          (d) Caltech IP. Sangamo hereby notifies Genentech that, pursuant to Section 2.3 of the Caltech Agreement, Genentech does not have the right to grant sublicenses under the intellectual property licensed to Sangamo pursuant to the Caltech Agreement. Upon Genentech’s written request, Sangamo shall promptly grant (not subject to any additional terms and conditions including, without limitation, any additional payments or other consideration) a non-exclusive license, under the intellectual property licensed to Sangamo pursuant the Caltech Agreement, to any Third Party to which Genentech is permitted under Section 5.1(b) of this Agreement to grant a sublicense. The scope of such license shall satisfy the requirement set forth in Section 5.1(b)(i) and shall in no event be greater than the scope of the Genentech License.
          (e) Exercise of License Rights by a Third Party. Third Parties may exercise the “make” and/or “use” license rights granted to Genentech (or a sublicensee) under the Genentech License on Genentech’s (or such sublicensee’s) behalf without the grant of a sublicense of such rights.
          (f) Materials. Genentech shall not modify the ZFN Reagents in any way or create any derivatives or sequence variants thereof (other than for the purpose of creating Improved ZFN Reagents); provided, however, Genentech may transfer the ZFNs from ZFN Reagents into different expression plasmids. As between Genentech and Sangamo, Genentech shall own any ZFN Reagents and ZFN Modified Cell Lines made by Genentech, a sublicensee under the Genentech License or a Third Party on behalf of Genentech or such sublicensee; provided, however, such ownership is with respect to the tangible materials and does not imply ownership of intellectual property pertaining to or embodied in such tangible materials, which shall be in accordance with the other provisions of this Agreement.
          (g) Fully Paid. Upon the expiration of Genentech’s obligation to make Milestone Payments for a given Licensed Product, the Genentech License (including any sublicenses granted thereunder) with respect to such Licensed Product shall be fully-paid and irrevocable.
          (h) No Non-Permitted Use. Genentech hereby covenants that it shall not willfully, nor shall it expressly cause or permit any Third Party, (i) to make, use, import, modify or reverse engineer ZFN Reagents and any associated expression plasmids for any purpose other than creating ZFN Modified Cell Lines; or (ii) to practice any invention claimed in a Sangamo Patent for the purpose of altering genomic DNA other than the genomic DNA of a Designated Gene.
     5.2 License to Sangamo. Genentech hereby grants to Sangamo a non-exclusive, non-sublicensable license, under intellectual property rights Controlled by Genentech, solely for the purpose of performing Sangamo’s activities under the Research Plan.
     5.3 No Implied Licenses. Except to the limited extent necessary for a Party to perform its obligations under this Agreement, or as otherwise expressly provided herein, this Agreement does not grant any right or license under any intellectual property rights of a Party, or otherwise, and no other right or license is to be inferred from any provision of this Agreement or by the conduct of the Parties.
     5.4 Third Party Licenses.
          (a) Performance Under Third Party Licenses. The Genentech License includes sublicenses under Sangamo IP Rights licensed (as of the Effective Date or thereafter) to Sangamo pursuant to agreements with Third Parties (each such agreement, a “Third Party License”). As a result, this Agreement and the Genentech License are subject to those terms and conditions of the Third Party Licenses that are set forth in Exhibit E. Except to the extent set forth in Exhibit E, Sangamo shall be responsible for performing all obligations under the Third Party Licenses including, without limitation, any payment obligations, even if such payment arises as a result of Genentech’s (or its sublicensees’) activities under this Agreement.
          (b) Maintenance. With respect to each Third Party License, Sangamo shall not (i) commit any acts or omissions that reasonably could cause a breach of such Third Party License; (ii) amend or terminate such Third Party License; or (iii) exercise or waive any rights it may have under such Third Party License, in each of the foregoing cases, in any way that reasonably could adversely affect the Genentech License (including any sublicenses granted thereunder) or impose additional obligations on Genentech. In the event that Sangamo receives a notice of a breach of a Third Party License that reasonably could adversely affect the Genentech License, Genentech shall reasonably cooperate with Sangamo to cure such breach.
          (c) Notices. With respect to each Third Party License, Sangamo shall notify Genentech within ten (10) business days after Sangamo first obtains knowledge or any information regarding any events or circumstances relating to such Third Party License that reasonably could adversely affect the Genentech License including, without limitation, (i) any notice of breach or termination, or any threat of breach or termination, of such Third Party License; and (ii) any communication regarding the scope of the rights granted in such Third Party License.
Article 6. Confidential Information
     6.1 Obligations. Each Party agrees (a) to use the other Party’s Confidential Information solely for the purposes of, and in accordance with, this Agreement; and (b) except as otherwise expressly permitted in this Agreement, to not disclose the other Party’s Confidential Information to any Third Party without the other Party’s prior written consent. Sangamo hereby consents that Sangamo’s Confidential Information may be disclosed to Third Parties to which a sublicense (under the Genentech License) is granted under Section 5.1(b) or Third Parties that may exercise license rights (under the Genentech License) under Section 5.1(e), provided that any such Third Party has a need to know such Confidential Information and is subject to obligations of confidentiality and limitations on use to substantially the same extent as required by the provisions of this Article 6.
     6.2 General Exceptions. The obligations under Section 6.1 do not pertain to any Confidential Information that a Party establishes by documentary evidence (a) was already known to such Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to such Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of such Party in breach of this Agreement; (d) was disclosed to such Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the other Party not to disclose such information to others; or (e) was independently developed by or on behalf of such Party without use of the other Party’s Confidential Information.
     6.3 Disclosures Required by Law. Notwithstanding any other provision of this Agreement, a Party may disclose Confidential Information of the other Party if such disclosure is required by law, rule or regulation (including, without limitation, to comply with any court order or governmental regulation, including the duty to disclose Confidential Information material to patentability under 37 CFR §1.56), provided that the Party making such disclosure shall give reasonable advance written notice to the other Party of such requirement and, at such other Party’s request, shall cooperate with such other Party’s efforts to limit such disclosure or to secure confidential treatment of such Confidential Information through protective orders or otherwise.
     6.4 Disclosures to Third Party Licensors. Notwithstanding any other provision of this Agreement, Sangamo may disclose this Agreement or a Sublicense Agreement (or a summary of their terms) to a Third Party licensor with respect to a given Third Party License, provided that (a) such disclosure is limited to the extent required by such Third Party License (e.g., financial provisions are redacted to the extent possible); (b) the identity of the Designated Genes, the Research Plan and information about the intellectual property licensed under this Agreement or a Sublicense Agreement (other than the intellectual property licensed under such Third Party License) are not disclosed; and (c) such Third Party licensor is subject to obligations of confidentiality and limitations on use to substantially the same extent as required by the provisions of this Article 6. Prior to making any disclosure under this Section 6.4, Sangamo shall notify Genentech of its intent to make such disclosure and provide to Genentech a copy of any summary of terms provided to such Third Party licensor.
     6.5 Termination of Prior Agreement. As of the Effective Date, this Agreement supersedes and terminates the Mutual Confidentiality Agreement between the Parties, effective as of January 20, 2005 (“Confidentiality Agreement”). All “INFORMATION” (as defined in the

Confidentiality Agreement) exchanged between the Parties there under shall be deemed Confidential Information hereunder and shall be subject to the provisions of this Article 6.
     6.6 Continuing Obligation. The provisions of this Article 6 shall continue for a period of fifteen (15) years after termination or expiration of this Agreement.
Article 7. Genentech Materials and Related Information
     7.1 Ownership. Genentech shall own the Genentech Materials and all tangible materials included in the Sangamo Deliverables. The ownership of any tangible materials (including, without limitation, ZFN Modified Cell Lines derived from the Genentech CHO Cell Line) is with respect to such tangible materials and does not imply ownership of intellectual property pertaining to or embodied in such tangible materials, which shall be in accordance with the other provisions of this Agreement.
     7.2 Use. Sangamo agrees that it shall use the Genentech Materials solely for the purpose of performing activities under the Research Plan and it shall not transfer any Genentech Materials to any Third Party without Genentech’s prior written consent. Genentech hereby consents that Sangamo may transfer the Genentech CHO DNA Extract to a Third Party solely to enable such Third Party to perform [***] on Sangamo’s behalf, for the benefit of Genentech. Sangamo agrees that any Third Party for which Genentech consents to the transfer of Genentech Materials shall be contractually bound in writing (a) to limitations on the use of such Genentech Materials at least as restrictive as those set forth in this Section 7.2; (b) to not further transfer such Genentech Materials; and (c) to confidentiality and limitation on use obligations at least as restrictive as those set forth in Article 6 with respect to any information generated or otherwise acquired by such Third Party as a result of its possession or use of such Genentech Materials (and any such information shall be included in the Research Results). Sangamo shall be jointly and severally liable for any misuse by a Third Party of Genentech Materials received from Sangamo.
     7.3 Return or Destruction. Within thirty (30) days following the end of the Research Period or the expiration or termination of this Agreement, Sangamo shall promptly return or destroy, as instructed by Genentech, all (a) Genentech Materials remaining in Sangamo’s possession or the possession of any Third Party that received such Genentech Materials from Sangamo hereunder; and (b) Know-How and other information provided to Sangamo in the Genentech Deliverables (at beginning of Research Stage 1) and any other information related to the Genentech Materials provided by Genentech to Sangamo. After such return or destruction, Sangamo shall provide written certification to Genentech that all such remaining Genentech Materials and all such information have been returned or destroyed (as applicable).
Article 8. Term and Termination
     8.1 Term. This Agreement shall be effective as of the Effective Date. Unless sooner terminated as provided in this Article 8, this Agreement shall remain in effect until Sangamo is no longer entitled (in fact or potentially) to receive Milestone Payments from Genentech pursuant to Section 3.6.

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     8.2 Termination by Either Party for Cause. Either Party may terminate this Agreement for a material breach by the other Party of the provisions hereof. Any such termination shall be effective sixty (60) days after written notice to such other Party specifying such breach if the specified breach is not cured before the effective date of termination. In addition, Genentech may terminate the Research (but not the entire Agreement) if the specified breach is not cured before the effective date of termination. Sangamo agrees that any breach of this Agreement that materially adversely affects the Genentech License (including, without limitation, a material breach of Section 5.4(b)) is a material breach of this Agreement.
     8.3 Termination of Research by Genentech for Cause. Genentech may terminate the Research (but not the entire Agreement) effective immediately, by providing written notice to Sangamo at any time, if Sangamo has not provided to Genentech all of the Sangamo Deliverables due under Research Stage 2 (other than the training of Genentech’s researcher(s)) within twelve (12) months of the Effective Date. If Genentech terminates the Research pursuant to this Section 8.3, no further payments under Sections 3.4 or 3.5 shall be due.
     8.4 Termination by Genentech for Convenience. Genentech may terminate this Agreement for its own convenience, effective on or after three (3) months following the Effective Date, by providing thirty (30) days written notice to Sangamo.
     8.5 Licenses.
          (a) Research Results License. Sangamo agrees to grant and hereby grants Genentech a non-exclusive, worldwide, sublicensable, fully-paid, perpetual, irrevocable license, under Research Results Patents, to make, use, sell, offer for sale and import Other Modified Cell Lines solely for the purpose of making, using, offering for sale, selling and importing Licensed Products; provided, however, the foregoing license shall only be effective upon the expiration or termination of this Agreement for any reason. For purposes of this Section 8.5(a), a patent shall be considered a “Research Results Patent” only if Sangamo reproduced any of the Research Results in the specification of a patent application for such patent or if Sangamo submitted any of the Research Results to the applicable patent authority in connection with the filing or prosecution of patent applications for such patent.
          (b) Retention of Rights. In the event Sangamo seeks or is involuntarily placed under the protection of the “Bankruptcy Code” (i.e., Title 11, U.S. Code), and the trustee in bankruptcy, or Sangamo as a debtor-in-possession, rejects this Agreement, Genentech hereby elects, pursuant to Section 365(n) of the Bankruptcy Code, to retain all licenses of rights to “intellectual property” (as defined under the Bankruptcy Code) granted to it under this Agreement to the extent permitted by law.
          (c) Survival of Sublicenses. Following the Research Period, upon the termination of this Agreement by either Party under Section 8.2, a given existing sublicense granted to a sublicensee under the Genentech License, if any, shall continue, provided that such sublicensee is in good standing at the time of such termination and such sublicensee agrees in writing to pay directly to Sangamo (i) in the case of a Collaboration Partner, all Milestone Payments due from such Collaboration Partner related to such sublicense; and (ii) in all cases, any annual technology access fees due under Section 3.3, if such fees have not previously been paid by Genentech or another sublicensee.
          (d) Fully-Paid Genentech License. In the event that Genentech terminates this Agreement under Section 8.2 due to a Materially Adverse Breach (as defined in the next sentence), the Genentech License (including any sublicenses granted thereunder) with respect to all Licensed Products shall be fully-paid and irrevocable. For purposes of this Section 8.5(d), a “Materially Adverse Breach” means (i) a material breach by Sangamo of Sections [***]; or (ii) a breach of Sangamo’s representations and warranties under Section [***], in each case of (i) or (ii), that results or is reasonably likely to result in a material adverse effect upon the Genentech License (unless Genentech is fully compensated for such material adverse effect by Sangamo, under Section 9.1(c) or otherwise). In the event that Genentech is awarded economic damages pursuant to an action against Sangamo for a material breach of this Agreement that is a Materially Adverse Breach, Genentech shall be required to either (A) accept such damage award, in which event the milestones due under in this Agreement shall be reinstated, the Genentech License shall cease to be fully-paid and irrevocable, and Genentech shall pay Sangamo any past due milestones or (B) forgo such damage award, in which event the Genentech License shall continue to be fully-paid and irrevocable. Genentech shall choose between the remedies described in clauses (A) and (B) of the preceding sentence, and provide Sangamo with written notice of such choice along with any payments that may be due under clause (A), no later than one hundred and eighty (180) days after such damages are awarded.
     8.6 Effects of Termination. Except as otherwise expressly provided herein, termination of this Agreement shall not affect the rights and obligations of the Parties that accrued prior to the effective date of such termination.
     8.7 Survival. The provisions of Sections 4.2 and 4.4; Article 6; Article 7; Sections 8.5, 8.6 and 8.7; Article 9; Article 10 (except for Section 10.4); Article 11; Section 12.2; Article 13 and Article 14 (as applicable) shall survive any termination or expiration of this Agreement.
Article 9. Indemnification; Limitation on Liability
     9.1 Indemnification.
          (a) Claims Defined. For purposes of this Section 9.1, the term “Claims” means any and all liabilities, obligations, penalties, claims, judgments, demands, actions, disbursements of any kind and nature, suits, losses, damages, costs and expenses (including, without limitation, reasonable attorney’s fees).
          (b) Indemnification by Genentech. Genentech shall indemnify, defend and hold harmless Sangamo and its directors, officers and employees, and the Select Sangamo Licensors, from and against any Third Party Claims (i) arising from any injury or damage arising out of or in connection with the negligence or willful misconduct of Genentech or its consultants, subcontractors or agents related to the performance of this Agreement or the breach by Genentech of its obligations under this Agreement, except to the extent that such Claims arise from the negligence or willful misconduct of the foregoing indemnified parties or the breach by

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Sangamo of its obligations under this Agreement; (ii) [***]; (iii) arising from the manufacture, use, handling, storage, importation, exportation, or other transportation of Modified Cell Line(s) by Genentech or its sublicensees, subcontractors or agents, except to the extent that such Claims arise from Sangamo’s breach of its representations and warranties under Article 12; (iv) arising from the manufacture, use, handling, storage, importation, exportation, offer for sale, sale, or other disposition of Licensed Product(s) by Genentech or its sublicensees, subcontractors or agents, except to the extent that such Claims arise from Sangamo’s breach of its representations and warranties under Article 12; or (v) arising from the use by a Third Party of any Licensed Product sold or otherwise provided by Genentech or its sublicensees, subcontractors or agents.
          (c) Indemnification by Sangamo. Sangamo shall indemnify, defend and hold harmless Genentech and its directors, officers and employees from and against any Third Party Claims (i) arising from any injury or damage arising out of or in connection with the negligence or willful misconduct of Sangamo or its consultants, subcontractors or agents related to the performance of this Agreement or the breach by Sangamo of its obligations under this Agreement, except to the extent that such Claims arise from the negligence or willful misconduct of the foregoing indemnified parties or the breach by Genentech of its obligations under this Agreement; (ii) that the technology and materials (other than the Genentech Deliverables) used by Sangamo in performing activities under the Research Plan or the use of such technology and materials (other than the Genentech Deliverables) in performing such activities infringes or misappropriates the intellectual property rights of such Third Party; or (iii) that ZFN Reagents or their use by Genentech or its sublicensees, subcontractors or agents under the Genentech License infringes or misappropriates the intellectual property rights of such Third Party, except to the extent that such infringement or misappropriation is due to the identity, sequence or other characteristics of either Designated Gene or is due to an Improvement that is incorporated in or used to make an Improved ZFN Reagent.
          (d) Indemnification Procedures. In the event that a Party seeks indemnification under this Section 9.1, such Party shall (i) promptly notify the other Party as soon as it becomes aware of a claim or suit for which indemnification may be sought pursuant hereto, (ii) cooperate as reasonably requested (at the expense of the indemnifying Party) with the indemnifying Party in the defense of such claim or suit; and (iii) permit the indemnifying Party to control the defense of such claim or suit with counsel mutually satisfactory to the Parties. In no event, however, may the indemnifying Party compromise or settle any claim or suit in a manner that admits fault or negligence on the part of the indemnified Party without the prior written consent of the indemnified Party. The indemnifying Party shall have no liability under this Section 9.1 with respect to claims or suits settled or compromised without its prior written consent, which consent shall not be unreasonably withheld.
     9.2 Limitation on Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR LOSS OF PROFITS, LOSS OF GOODWILL OR ANY CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES OF ANY KIND, EXCEPT TO THE EXTENT THAT SUCH DAMAGES (A) ARE AN ELEMENT OF THE DAMAGES AWARDED BY A COURT OF COMPETENT JURISDICTION TO A THIRD PARTY IN CONNECTION WITH A CLAIM WITH RESPECT TO WHICH A PARTY IS ENTITLED TO INDEMNIFICATION PURSUANT TO SECTION 9.1; OR (B) ARISE FROM THE MISUSE OR

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MISAPPROPRIATION OF THE OTHER PARTY’S CONFIDENTIAL INFORMATION OR THE GENENTECH MATERIALS.
Article 10. Dispute Resolution
     10.1 Internal Resolution. Except as otherwise expressly provided in this Agreement, in the event of any controversy, claim or other dispute arising out of or relating to any provision of this Agreement or the interpretation, enforceability, performance, breach, termination or validity hereof, such dispute shall be first referred to the Executives of each Party for resolution, prior to proceeding under the following provisions of this Article 10. A dispute shall be referred to the Executives upon one Party providing the other Party with written notice that such dispute exists, and the Executives shall attempt to resolve such dispute through good faith discussions. In the event that the Executives cannot resolve such dispute within thirty (30) days of such other Party’s receipt of such written notice, either Party may initiate the dispute resolution procedures set forth in Section 10.2.
     10.2 Arbitration. Except as otherwise expressly provided in this Agreement, the Parties agree that any dispute not resolved internally by the Parties pursuant to Section 10.1, shall be resolved through binding arbitration in accordance with the then prevailing Commercial Arbitration Rules of the American Arbitration Association, except as modified in this Agreement, applying the substantive law specified in Section 14.1. A Party may initiate an arbitration by written notice to the other Party of its intention to arbitrate, and such demand notice shall specify in reasonable detail the nature of the dispute. Each Party shall select one (1) arbitrator, and the two (2) arbitrators so selected shall choose a third arbitrator, and all three (3) shall serve as neutrals. If a Party fails to nominate its arbitrator, or if the Parties’ arbitrators cannot agree on the third arbitrator, the necessary appointments shall be made in accordance with the then prevailing Commercial Arbitration Rules. Within three (3) months of the conclusion of an arbitration proceeding, the arbitration decision shall be rendered in writing and shall specify the basis on which the decision was made. The award of the arbitration tribunal shall be final and judgment upon such an award may be entered in any competent court or application may be made to any competent court for judicial acceptance of such an award and order of enforcement. Unless otherwise agreed upon by the Parties, the arbitration proceedings shall be conducted in San Francisco, California. The Parties agree that they shall share equally the cost of the arbitration filing and hearing fees, and the cost of the three (3) arbitrators. Each Party shall bear its own attorneys’ fees and associated costs and expenses.
     10.3 Patent Disputes. Notwithstanding the other provisions of this Article 10, any dispute that involves the validity, infringement or claim interpretation of a patent (a) that is issued in the United States shall be subject to actions before the United States Patent and Trademark Office and/or submitted exclusively to a federal court having jurisdiction; and (b) that is issued in any other country shall be brought before an appropriate regulatory or administrative body or court in that country, and the Parties hereby consent to the jurisdiction and venue of such courts and bodies. For the sake of clarity, such patent disputes shall not be subject to the provisions of Section 10.2.

     10.4 Continued Performance. Provided the Agreement has not terminated, the Parties agree to continue performing under the Agreement in accordance with its provisions, pending the final resolution of any dispute.
Article 11. Public Disclosures; Use of Names
     11.1 Publicity and Other Public Disclosures.
               (a) Generally. Subject to the other provisions of this Section 11.1, neither Party shall issue press releases or make any other public disclosures relating to this Agreement for any purpose whatsoever without the other Party’s prior written approval. Each Party agrees that the other Party shall have no less than five (5) business days to review and provide comments regarding any such proposed public disclosure (even if such disclosure is required by law, rule or regulation), unless a shorter review time is agreed to by both Parties. If the disclosing Party requests a shorter review time, the other Party shall agree to such requested shorter review time if (i) such shorter review time is necessitated by an applicable disclosure law, rule or regulation; and (ii) the disclosing Party made such request and provided such proposed public disclosure for review as soon as reasonably practicable after the disclosing Party knew of the event necessitating such shorter review time. The provisions of this Section 11.1 are in addition to the provisions of Article 6.
               (b) Approved Public Disclosures. Genentech hereby approves of the following public disclosures by Sangamo: (i) issuing the press release set forth in Exhibit D, following the signing of this Agreement by both Parties; (ii) including Genentech on a list of Sangamo’s partners or licensees/licensors, without identifying any subject matter of this Agreement; and (iii) including the text set forth in Exhibit D in Sangamo’s Form 8-K filings. Sangamo hereby approves of the following public disclosures by Genentech (i) including Sangamo on a list of Genentech’s partners or licensees/licensors and (ii) disclosing that Sangamo is providing technology to Genentech for the improvement of protein production.
               (c) Public Disclosures Required by Law. In the event that one Party reasonably concludes that a public disclosure relating to this Agreement is required by law, rule or regulation (including, without limitation, the disclosure requirements of the Securities and Exchange Commission or the securities exchange or other stock market on which such Party’s securities are traded (for purposes of this Section 11.1, collectively, an “Exchange”)) and the other Party would prefer not to make such disclosure, the Party seeking such disclosure shall either (i) limit such disclosure to address the concerns of the other Party or (ii) provide a written explanation from counsel stating why such limited disclosure is not sufficient to comply with the applicable law, rule or regulation. Provided that the Party seeking such disclosure complies with the preceding sentence, such Party shall be permitted to make such disclosure. Each Party agrees that it shall obtain its own legal advice with regard to its compliance with securities laws, rules and regulations, and will not rely on any statements made by the other Party relating to such securities laws, rules and regulations.
               (d) Filing of Agreement. With respect to complying with the disclosure requirements of an Exchange, in connection with any required filing of this Agreement with such Exchange, the filing Party shall, at the request of the other Party, seek confidential treatment of portions of this Agreement from such Exchange and shall provide the other Party with the opportunity, for at least fifteen (15) days, to review and comment on any such proposed filing, and shall thereafter provide reasonable advance notice and opportunity for comment on any subsequent changes to such filing. Sangamo shall, whether or not requested by Genentech, redact and request confidential treatment for (i) all references to the identity of the Designated Genes; (ii) the sequences in Exhibit B; and (iii) any financial terms, other than those disclosed in accordance with Section 11.1(c).
     11.2 Use of Names. Except as expressly provided herein, no right, express or implied, is granted by the Agreement to use in any manner the name of “Sangamo,” “Genentech” or any other trade name or trademark of the other Party in connection with the performance of this Agreement.
Article 12. Warranties
     12.1 Mutual Warranties. Each Party represents and warrants to the other Party that: (a) it has full corporate authority to execute this Agreement and to perform its obligations under this Agreement; (b) in performing hereunder it will not violate any other agreement to which it is a party or subject; (c) in performing hereunder it will not violate any federal, state or local laws, requirements or regulations; and (d) it shall provide personnel, as necessary, to perform its obligations hereunder.
     12.2 Sangamo Warranties. Sangamo represents and warrants to Genentech that:
               (a) as of the Effective Date, all Patents owned by Sangamo that have one or more claims that encompass (i) ZFN Reagents and/or ZFN Modified Cell Lines and/or (ii) the making and/or use of ZFN Reagents and/or ZFN Modified Cell Lines are, in all cases, Controlled by Sangamo;
               (b) as of the Effective Date, all of the Identified Patents (other than those Identified Patents with a status of “Revoked” on Exhibit C) are Controlled by Sangamo, and Sangamo will not, during the term of this Agreement, grant (or purport to grant) any rights or take any other actions that are inconsistent with the Genentech License;
               (c) all Sangamo employees and any Third Parties working on its behalf that perform activities under the Research Plan are obligated (or will be obligated, prior to commencing such activities) to assign any Inventions to Sangamo and to cooperate with Sangamo in connection with obtaining patent protection therefor;
               (d) Genentech has the right to grant sublicenses under the Genentech License to one or more Third Parties, subject to Sections 5.1(b), 5.1(c) and 5.1(d); and
               (e) with respect to rights sublicensed to Genentech by Sangamo under each of the Caltech Agreement, the MIT Agreement and the Utah Agreement, Genentech’s sublicense to such rights (including any further sublicenses thereunder) shall survive (as a direct license from the applicable Third Party licensor or otherwise) in the event that the applicable Third Party licensor terminates Sangamo’s license to such rights for any reason, subject to any provisions related to such direct license that are set forth in Exhibit E.
     12.3 Disclaimers. EXCEPT AS OTHERWISE EXPRESSLY STATED IN THE AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND AND EXPRESSLY DISCLAIMS ALL IMPLIED OR STATUTORY WARRANTIES INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.
Article 13. Notices
     Except as otherwise expressly provided in the Agreement, any notice required under this Agreement shall be in writing and shall specifically refer to this Agreement. Notices shall be sent via one of the following means and will be effective (a) on the date of delivery, if delivered in person; (b) on the date of receipt, if sent by a facsimile (with delivery confirmed); or (c) on the date of receipt, if sent by private express courier or by first class certified mail, return receipt requested (or its equivalent). Any notice sent via facsimile shall be followed by a copy of such notice by private express courier or by first class mail. Notices shall be sent to the other Party at the addresses set forth below. Either Party may change its addresses for purposes of this Article 13 by sending written notice to the other Party.
          To Sangamo:
Sangamo BioSciences, Inc.
Point Richmond Tech Center II
501 Canal Blvd, Suite A100
Richmond, CA 94804
Attn: Chief Executive Officer
Telephone: (510) 970-6000
Facsimile: (510) 236-8951
          To Genentech:
Genentech, Inc.
1 DNA Way
South San Francisco, CA 94080
Attn: Corporate Secretary
Telephone: (650) 225-1000
Facsimile: (650) 467-9146
          with a required copy to:
Genentech, Inc.
1 DNA Way
South San Francisco, CA 94080
Attn: VP, Alliance Management and
Pipeline Strategy Support
Telephone: (650) 225-1000
Facsimile: (650) 467-3294

Article 14. General Provisions
     14.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California and the United States without regard to the conflict of laws provisions thereof.
     14.2 Assignment. During the Research Period, Sangamo shall not assign or delegate any of its rights or obligations under this Agreement without the prior written consent of Genentech. After the Research Period, Sangamo may, without Genentech’s consent, assign this Agreement and its rights and obligations hereunder to (a) any successor in interest by way of merger, acquisition or sale of all or substantially all of its assets to which this Agreement relates; or (b) an Affiliate of Sangamo. At any time, Genentech may, without Sangamo’s consent, assign this Agreement and its rights and obligations hereunder to (a) any successor in interest by way of merger, acquisition or sale of all or substantially all of its assets to which this Agreement relates; or (b) an Affiliate of Genentech. Any attempt to assign or delegate any portion of this Agreement in violation of this Section 14.2 shall be void. Subject to the foregoing provisions of this Section 14.2, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.
     14.3 Entire Agreement. This Agreement, including all Exhibits attached hereto, which are hereby incorporated by reference, contains the entire understanding between the Parties hereto with respect to the subject matter hereof and supersedes and terminates all prior agreements, understandings and arrangements between the Parties (including any prior representations or warranties made by either Party), whether written or oral with respect to such subject matter including, without limitation, the Confidentiality Agreement.
     14.4 Amendment; Waiver. Except as otherwise expressly provided herein, no alteration of or modification to this Agreement shall be effective unless made in writing and executed by an authorized representative of each Party. No course of dealing or failure of either Party to strictly enforce any term, right or condition of this Agreement in any instance shall be construed as a general waiver or relinquishment of such term, right or condition. The observance of any provision of this Agreement may be waived (either generally or any given instance and either retroactively or prospectively) only with the written consent of the Party granting such waiver.
     14.5 Severability. The Parties do not intend to violate any rule, law or regulation. If any of the provisions of this Agreement are held to be void or unenforceable, then such void or unenforceable provisions shall be replaced by valid and enforceable provisions that will achieve as far as possible the economic business intentions of the Parties.
     14.6 Construction. The Parties mutually acknowledge that they and their attorneys have participated in the negotiation and preparation of this Agreement. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have drafted the Agreement or authorized the ambiguous provision.

     14.7 Captions. Titles, headings and other captions are for convenience only and are not to be used for interpreting this Agreement.
     14.8 Relationship of the Parties. The Parties hereto are independent contractors and nothing contained in this Agreement shall be deemed or construed to create a partnership, joint venture, employment, franchise, agency or fiduciary relationship between the Parties.
     14.9 Force Majeure. Failure of either Party to perform under this Agreement shall not subject such Party to any liability to the other if such failure is caused by acts of God, acts of terrorism, earthquake, fire, explosion, flood, drought, war, riot, sabotage, embargo, compliance with any order or regulation of any government entity, or by any cause beyond the reasonable control of the affected Party, whether or not foreseeable, provided that written notice of such event is promptly given to the other Party.
     14.10 Counterparts; Facsimiles. This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, will be deemed to be an original. Notwithstanding the foregoing, the Parties shall deliver original execution copies of this Agreement to one another as soon as practicable following execution thereof.
     In agreement with the foregoing, the Parties have caused this Agreement to be signed by their respective duly authorized representatives as set forth below.

Genentech, Inc.			Sangamo BioSciences, Inc.

By:	/s/ Susan Desmond - Hellmann		By:	/s/ Edward O. Lanphier II

	Name:	Susan Desmond - Hellmann		Name:	Edward O. Lanphier II
	Title:	President of Product Development		Title:	President and Chief Executive Officer

Exhibit A
Research Plan
[***]

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

[***]

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

[***]

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

[***]

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

[***]

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

[***]

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

[***]

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit B
Designated Gene Sequences
[***]

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

[***]

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

[***]

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

[***]

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit C
Identified Patents
(Sangamo Owned and In-Licensed)
SANGAMO OWNED

Serial No.	Filing date	Title	Status
AU 32291/95	Aug. 17, 1995	Improvements in binding proteins for recognition of DNA	AU Pat. No. 698152 (2/4/99)

AU 10037/99	Jan. 6, 1999	Improvements in binding proteins for recognition of DNA	AU Pat. No. 726759 (3/8/01)

CA 2,196,419	Aug. 17, 1995	Improvements in binding proteins for recognition of DNA	Pending

EP 95928576.8	Aug. 17, 1995	Improvements in binding proteins for recognition of DNA	Pending

JP 507857/1996	Aug. 17, 1995	Improvements in binding proteins for recognition of DNA	Pending

US 09/139,762	Aug. 25, 1998	Binding proteins for recognition of DNA	US Pat. No. 6,013,453 (1/11/00)

US 10/033,129	Dec. 27, 2001	Relating to Binding proteins for recognition of DNA	US Pat. No. RE 39,229 (8/8/06)

US 10/309,578	Dec. 3, 2002	Design of binding proteins for recognition of DNA	Pending

US 10/397,930	Mar. 25, 2003	Relating to Binding proteins for recognition of DNA	Pending

US 10/400,017	Mar. 25, 2003	Relating to Binding proteins for recognition of DNA	Pending

AU 2001 226935	Jan. 19, 2001	Nucleic Acid Binding Polypeptides (2-finger modules)	Allowed

Serial No.	Filing date	Title	Status

CA 2,398,155	Jan. 19, 2001	Nucleic Acid Binding Polypeptides (2-finger modules)	Pending

EP 01 901 276.4	Jan. 19, 2001	Nucleic Acid Binding Polypeptides (2-finger modules)	Allowed

US10/198,677	Jan. 19, 2001	Nucleic Acid Binding Polypeptides (2-finger modules)	Pending

US 10/222,614	Aug. 15, 2002	Cells comprising zinc finger nucleases	Allowed

US 10/395,816	Mar. 20, 2003	Methods and compositions for using zinc finger endonucleases to enhance homologous recombination	Pending

AU 2003 218382	Mar. 20, 2003	Methods and compositions for using zinc finger endonucleases to enhance homologous recombination	Pending

CA 2,479,858	Mar. 20, 2003	Methods and compositions for using zinc finger endonucleases to enhance homologous recombination	Pending

EP 03 714 379.9	Mar. 20, 2003	Methods and compositions for using zinc finger endonucleases to enhance homologous recombination	Pending

US 10/912,932	Aug. 6, 2004	Methods and compositions for targeted cleavage and recombination	Pending

US 11/304,981	Dec. 15, 2005	Targeted deletion of cellular DNA Sequences	Pending

Serial No.	Filing date	Title	Status

AU 2004 263865	Aug. 6, 2004	Methods and compositions for targeted cleavage and recombination	Pending

CA 2,534,296	Aug. 6, 2004	Methods and compositions for targeted cleavage and recombination	Pending

EP 04 780 272.3	Aug. 6, 2004	Methods and compositions for targeted cleavage and recombination	Pending

IL 173460	Aug. 6, 2004	Methods and compositions for targeted cleavage and recombination	Pending

JP 2006-523239	Aug. 6, 2004	Methods and compositions for targeted cleavage and recombination	Pending

KR 2006-7002703	Aug. 6, 2004	Methods and compositions for targeted cleavage and recombination	Pending

SG 2006 00748-8	Aug. 6, 2004	Methods and compositions for targeted cleavage and recombination	Pending

AU 2005 220148	Feb. 3, 2005	Methods and compositions for targeted cleavage and recombination	Pending

CA 2,534,296	Feb. 3, 2005	Methods and compositions for targeted cleavage and recombination	Pending

EP 05 756 438.7	Feb. 3, 2005	Methods and compositions for targeted cleavage and recombination	Pending

[***]	[***]	[***]	[***]

US 11/221,683	Sept. 8, 2005	Compositions and methods for protein production	Pending

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Serial No.	Filing date	Title	Status

PCT US05/32157	Sept. 8, 2005	Compositions and methods for protein production	WO 06/033859 (3/30/06)

US 11/493,423	July 26, 2006	Targeted integration and expression of exogenous nucleic acid sequences	Pending

PCT US06/29027	July 26, 2006	Targeted integration and expression of exogenous nucleic acid sequences	Pending

[***]	[***]	[***]	[***]

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

IN-LICENSED*

Caltech =	in-licensed under the Caltech Agreement
JHU =	in-licensed under the JHU Agreement
MIT =	in-licensed under the MIT Agreement
Scripps =	in-licensed under the Scripps Agreement
Utah =	in-licensed under the Utah Agreement

Serial No.
(*Third Party License)	Filing date	Title	Status
US 07/862,831 (JHU)	Apr. 3, 1992	Functional domains in FokI restriction endonuclease	US Pat. No. 5,356,802 (10/18/94)

US 08/126,564 (JHU)	Sept. 27, 1993	Functional domains in FokI restriction endonuclease	US Pat. No. 5,436,150 (7/25/95)

US 08/346,293 (JHU)	Nov. 23, 1994	Insertion & Deletion Mutants of FokI restriction endonuclease	US Pat. No. 5,487,994 (1/30/96)

CA 2,154,581 (JHU)	Feb. 10, 1994	Functional domains in FokI restriction endonuclease	Pending

EP 94 909 526.9 (JHU)	Feb. 10, 1994	Functional domains in FokI restriction endonuclease	Europ. Pat. No. 0 682 699 (5/7/03) Revoked

CH (JHU)		Functional domains in FokI restriction endonuclease	Europ. Pat. No. 0 682 699 (5/7/03) Revoked

DE (JHU)		Functional domains in FokI restriction endonuclease	Europ. Pat. No. 0 682 699 (5/7/03) Revoked

FR (JHU)		Functional domains in FokI restriction endonuclease	Europ. Pat. No. 0 682 699 (5/7/03) Revoked

GB (JHU)		Functional domains in FokI restriction endonuclease	Europ. Pat. No. 0 682 699 (5/7/03) Revoked

IE (JHU)		Functional domains in FokI restriction endonuclease	Europ. Pat. No. 0 682 699 (5/7/03) Revoked

EP 03 010009.3 (JHU)	Feb. 10, 1994	Functional domains in FokI restriction endonuclease	Pending

Serial No.
(*Third Party License)	Filing date	Title	Status

JP 7-510290 (JHU)	Aug.23, 1994	Functional domains in FokI restriction endonuclease	Pending

JP 2006-143294 (JHU)	Aug. 23, 1994	Functional domains in FokI restriction endonuclease	Pending

US 08/575,361 (JHU)	Dec. 20, 1995	General method to clone hybrid restriction endonucleases using lig gene	US Pat. No. 5,792,640 (8/11/98) Reexamination Requested

US 08/647,449 (JHU)	May 7, 1996	Methods for inactivating target DNA and for detecting conformational change in a nucleic acid	US Patent No. 5,916,794 (Jun. 29, 1999)

US 09/281,792 (JHU)	Mar. 31, 1999	Methods for inactivating target DNA and for detecting conformational change in a nucleic acid	US Patent No. 6,265,196 (Jul. 24, 2001) Reexamination Requested

US 08/676,318 (Scripps)	Jan. 18, 1995	Zinc finger protein derivatives and methods therefor	U.S. Patent No. 6,242,568 (6/5/01)

US 08/863,813 (Scripps)	May 27, 1997	Zinc finger protein derivatives and methods therefor	U.S. Patent No. 6,140,466 (10/31/00)

US 09/500,700 (Scripps)	Feb. 9, 2000	Zinc finger protein derivatives and methods therefor	U.S. Patent No. 6,790,941 (9/14//04)

AU 16865/95 (Scripps)	Jan. 18, 1995	Zinc finger protein derivatives and methods therefor	AU Patent No. 704601 (4/29/99)

CA 2,181,548 (Scripps)	Jan. 18, 1995	Zinc finger protein derivatives and methods therefor	Pending

EP 95 908 614.1 (Scripps)	Jan. 18, 1995	Zinc finger protein derivatives and methods therefor	Europ. Pat. No. 0 770 129 (11/23/05)

FR (Scripps)	Jan. 18, 1995	Zinc finger protein derivatives and methods therefor	Europ. Pat. No. 0 770 129 (11/23/05)

Serial No.
(*Third Party License)	Filing date	Title	Status

GB (Scripps)	Jan. 18, 1995	Zinc finger protein derivatives and methods therefor	Europ. Pat. No. 0 770 129 (11/23/05)

FI 962879 (Scripps)	Jan. 18, 1995	Zinc finger protein derivatives and methods therefor	Pending

JP 07-519231 (Scripps)	Jan. 18, 1995	Zinc finger protein derivatives and methods therefor	Pending

NO 1996 2991 (Scripps)	Jan. 18, 1995	Zinc finger protein derivatives and methods therefor	Pending

AU 2002 300619 (Scripps)	May 27, 1998	Zinc finger protein derivatives and methods therefor	Pending

CA 2,291,861 (Scripps)	May 27, 1998	Zinc finger protein derivatives and methods therefor	Pending

EP 98 926 088.0 (Scripps)	May 27, 1998	Zinc finger protein derivatives and methods therefor	Pending

JP 11-500870 (Scripps)	May 27, 1998	Zinc finger protein derivatives and methods therefor	Pending

US 09/260,629 (MIT)	Mar. 1, 1999	Poly-Zinc Finger Proteins with improved linkers	U.S. Pat. No. 6,479,626 (Nov. 12, 2002)

US 10/146,221 (MIT)	May 13, 2002	Poly-Zinc Finger Proteins with improved linkers	U.S. Pat. No. 6,903,185 (June 7, 2005)

US 11/110,594 (MIT)	April 20,2005	Poly-Zinc Finger Proteins with improved linkers	US Patent No 7,153,949 (Dec. 26, 2006)

US 11/639,363 (MIT)	Dec. 14, 2006	Poly-Zinc Finger Proteins with improved linkers	Pending

AU 28849/99 (MIT)	Mar. 1, 1999	Poly-Zinc Finger Proteins with improved linkers	AU Pat. No. 746454 (August 15, 2002)

CA 2,321,938 (MIT)	Mar. 1, 1999	Poly-Zinc Finger Proteins with improved linkers	Pending

Serial No.
(*Third Party License)	Filing date	Title	Status

EP 99909701.7 (MIT)	Mar. 1, 1999	Poly-Zinc Finger Proteins with improved linkers	Pending

JP 2000-534663 (MIT)	Mar. 1, 1999	Poly-Zinc Finger Proteins with improved linkers	Pending

AU 2003 25128 (Utah)	Jan. 22, 2003	Targeted chromosomal mutagenesis using zinc finger nucleases	Pending

CA 2,474,486 (Utah)	Jan. 22, 2003	Targeted chromosomal mutagenesis using zinc finger nucleases	Pending

EP 03 746 527.5 (Utah)	Jan. 22, 2003	Targeted chromosomal mutagenesis using zinc finger nucleases	Allowed

US 10/502,565 (Utah)	Jan. 22, 2003	Targeted chromosomal mutagenesis using zinc finger nucleases	Pending

US 10/656,531 (Caltech)	Sept. 5, 2003	Use of chimeric nucleases to stimulate gene targeting	Pending

AU 2003 298574 (Caltech)	Sept. 5, 2003	Use of chimeric nucleases to stimulate gene targeting	Pending

CA 2,497,913 (Caltech)	Sept. 5, 2003	Use of chimeric nucleases to stimulate gene targeting	Pending

EP 03 796 324.6 (Caltech)	Sept. 5, 2003	Use of chimeric nucleases to stimulate gene targeting	Pending

JP 2005-501601 (Caltech)	Sept. 5, 2003	Use of chimeric nucleases to stimulate gene targeting	Pending

Exhibit D
Press Release and Form 8-K Text

D-1

Exhibit E
Certain Agreements Relating to Third Party Licenses
     Sangamo hereby notifies Genentech that (except as otherwise noted) a full and complete copy of each of the provisions explicitly referenced below in this Exhibit E is set forth in Exhibit F:
     1. Caltech Agreement. Genentech acknowledges and agrees that Genentech does not have the right to grant sublicenses under the intellectual property licensed to Sangamo pursuant to the Caltech Agreement. The Parties acknowledge and agree that, as of the date of any termination of the Caltech Agreement (a) the California Institute of Technology (“Caltech”) shall be a third party beneficiary of this Agreement as of the date of such termination and thereafter; (b) Sangamo shall remain responsible for all obligations to Genentech (other than those requiring Sangamo to hold a license under the Caltech Agreement, unless Caltech (at its discretion) elects to assume such obligations); and (c) Sangamo shall inform Genentech in writing (with a copy to Caltech) that Genentech’s obligations pursuant to (a) and (b) are in effect as a result of such termination.
     2. JHU Agreement. The obligations to Johns Hopkins University of Articles II, VIII, IX, X, XIII and XV and Paragraphs 5.1 and 5.2 of the JHU Agreement are binding upon Genentech and any of Genentech’s sublicensees under the rights licensed to Sangamo under the JHU Agreement as if each were a party to the JHU Agreement. The Parties agree that, in the event that the JHU Agreement is amended after the Effective Date, the provisions of this paragraph shall apply only to the extent required in any such amendment.
     3. MIT Agreement. The provisions of Article 2 (other than Paragraph 2.8), Article 9 and Article 10 of the MIT Agreement are hereby incorporated by reference into this Agreement and are binding upon Genentech and any of Genentech’s sublicensees under the rights licensed to Sangamo under the MIT Agreement (but in each case solely to the extent such provisions are applicable to the rights granted in this Agreement) as if each were a party to the MIT Agreement. Any sublicense granted by Sangamo to Genentech will survive as a direct license from the Massachusetts Institute of Technology (“MIT”) to Genentech pursuant to Paragraph 13.6 of the MIT Agreement provided that Genentech is not then in default under this Agreement and agrees to assume the rights and obligations of such direct license. If Genentech agrees to assume such rights and obligations, (a) such direct license shall be subject to the same non-financial terms and conditions as those in the MIT Agreement and (b) Genentech (or if there is at such time more than one sublicensee under the MIT Agreement, Genentech and all other sublicensees severally and jointly) shall pay any annual fees due pursuant to Paragraph 4.1(b) of the MIT Agreement. If Genentech becomes a direct licensee of MIT, Genentech shall make any monetary payment(s) that, had the MIT Agreement not been terminated, Sangamo would have been required to make under the MIT Agreement as a result of the activities of Genentech. The Parties agree that, in the event that the MIT Agreement is amended after the Effective Date, the provisions of this paragraph shall apply only to the extent required in any such amendment.
     4. Scripps Agreement. Genentech acknowledges and agrees that any sublicense granted by Sangamo to Genentech shall be subject in all respects to the restrictions, exceptions, royalty obligations, reports, termination provisions and other provisions contained in the Scripps Agreement (but not including the payment of the license fee pursuant to Section 2.2 of the Scripps Agreement). The Parties agree that, in the event that the Scripps Agreement is amended after the Effective Date, the provisions of

E-1

this paragraph shall apply only to the extent required in any such amendment. [NOTE: Section 2.2 of the Scripps Agreement is not included in Exhibit F.]
     5. Utah Agreement. [***] of the Utah Agreement as a result of any sublicenses granted by Genentech under the Genentech License or any further sublicenses under the Genentech License granted by Genentech’s sublicensees. [***] prior to the applicable deadlines set forth in Section [***] of the Utah Agreement. Any sublicense granted by Sangamo to Genentech will survive as a direct license from the University of Utah (“Utah”) to Genentech pursuant to Section 13.4 of the Utah Agreement provided that Genentech is in good standing under this Agreement and agrees to assume the rights and obligations of such direct license. If Genentech agrees to assume such rights and obligations, (a) such direct license shall be subject to the same non-financial terms and conditions as those in the Utah Agreement and (b) Genentech (or if there is at such time more than one sublicensee under the Utah Agreement, Genentech and all other sublicensees severally and jointly) shall make any annual maintenance payments due pursuant to Section 6.2 of the Utah Agreement. If Genentech becomes a direct licensee of Utah, Genentech shall make any monetary payment(s) that, had the Utah Agreement not been terminated, Sangamo would have been required to make under the Utah Agreement as a result of the license to, or activities of, Genentech, including without limitation the annual sublicensee fees due pursuant to Section 4.3(ii) of the Utah Agreement with respect to Genentech (which for clarity shall continue notwithstanding the conversion of Genentech’s sublicense to a direct license from Utah). The Parties agree that, in the event that the Utah Agreement is amended after the Effective Date, the provisions of this paragraph shall apply only to the extent required in any such amendment.

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

E-2

Exhibit F
Certain Provisions of Third Party Licenses
Copy of Selected Provisions from the JHU Agreement
ARTICLE II — GRANT
     2.1 JOHNS HOPKINS hereby grants to LICENSEE the exclusive worldwide right and license to make, have made, use, lease and sell the Licensed Products, and to practice the Licensed Processes, including the right to grant sublicenses, subject to 35USC200-211 and the regulations promulgated thereunder, to the end of the term for which the Patent Rights are granted by the applicable governmental authority, unless sooner terminated as hereinafter provided (the “Term”). JOHNS HOPKINS reserves the non-transferable royalty-free right to practice the subject matter of any claim within the Patent Rights for its own internal purposes. If Dr. Chandrasegaran leaves JOHNS HOPKINS, he shall have the non-transferable, royalty-free right to practice any claim within the Patent Rights for his own academic purposes.
     2.2 In order to establish a period of exclusivity for LICENSEE, JOHNS HOPKINS hereby agrees that it shall not grant any other license to make, have made, use, lease or sell Licensed Products or to practice Licensed Processes except for its internal research activities during the period of time (the “Exclusive Period”) commencing with the Effective Date of this Agreement and terminating with expiration of the last-to-expire patent licensed under this Agreement, unless converted earlier to a nonexclusive license pursuant to Paragraph 4.4 hereof or pursuant to a requirement by the United States Government in accordance with 35USC200-211.
     2.3 LICENSEE shall have the right to sublicense all or any part of this license. LICENSEE agrees that any sublicenses granted by it shall provide that the obligations to JOHNS HOPKINS of Articles II, VIII, IX, X, XIII, XV, and Paragraphs 5.1 and 5.2 of this Agreement shall be binding upon the sublicensees as if it were a party to this Agreement. LICENSEE further agrees to attach copies of these Articles to sublicense agreements.
     2.4 LICENSEE agrees to forward to JOHNS HOPKINS a copy of any and all fully executed sublicense agreements, and further agrees to forward to JOHNS HOPKINS, quarterly, pursuant to Paragraph 5.2 a copy of such reports received by LICENSEE from its sublicensees during the preceding twelve (12) month period under the sublicenses as shall be pertinent to a royalty accounting under said sublicense agreements.
     2.5 Subject to Sections 2.6, 2.7 and 15.7 below, the license granted hereunder shall not be construed to confer any rights upon LICENSEE by implication, estoppel or otherwise as to any technology not specifically set forth in Appendix A, Appendix B, Appendix C, and Appendix D hereof.
     2.6 JOHNS HOPKINS hereby also grants to LICENSEE a right of first negotiation at then commercially reasonable terms, to obtain an exclusive license to any Inventions, as previously defined,

developed during the term of this Agreement and any extension thereof and pursuant to any Research Agreement between the parties hereto (Appendix D). JOHNS HOPKINS shall promptly give LICENSEE written notice of any such Inventions, as defined, and LICENSEE shall have one hundred and twenty (120) days from the date of receipt of such notice to give JOHNS HOPKINS written notice of its intent to exercise such option and complete negotiations. JOHNS HOPKINS shall not negotiate with any third party regarding these Inventions during the period of LICENSEE’S right to negotiate. During the term of this Agreement and any extension thereof, Dr. Chandrasegaran shall be free to pursue any scientific investigations of his choice through collaboration with colleagues. Should any such collaboration involve a Licensed Product or Licensed Process, JOHNS HOPKINS will take the initiative of promptly communicating with these colleagues for the purpose of using its reasonable best efforts to have such colleagues agree to be bound by the terms of this Agreement with regard to Licensed Products and Licensed Processes.
     2.7 Appendix B attached hereto contains ideas conceived by Dr. Chandrasegaran for developing laboratory reagents, diagnostics, and pharmaceuticals relating to chimeric restriction endonucleases. Dr. Chandrasegaran shall give written notice of any Invention resulting under the Advanced Technology Program within sixty (60) days of the completion of the funding of such program. Any Invention resulting in whole or in part from said ideas which are made pursuant to an award under the Advanced Technology Program where a grant application was filed on March 29, 1995 (Appendix C) shall be assigned to LICENSEE pursuant to Section 15.7 below and Dr. Chandrasegaran will be named as sole inventor unless another individual makes a creative input to said Invention. LICENSEE shall have the first right of negotiation, under then commercially reasonable terms, to obtain an exclusive, royalty-bearing license under any Invention resulting from said ideas in Appendix B made by Dr. Chandrasegaran with funding from a source other than the Advanced Technology Program grant.
PARAGRAPHS 5.1 AND 5.2
     5.1 LICENSEE shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to JOHNS HOPKINS hereunder. Said books of account shall be kept at LICENSEE’s principal place of business or the principal place of business of the appropriate Division of LICENSEE to which this Agreement relates. Said books and the supporting data shall be open at all reasonable times for five (5) years following the end of the calendar year to which they pertain, to the inspection of JOHNS HOPKINS or its agents for the purpose of verifying LICENSEE’s royalty statement or compliance in other respects with this Agreement.
     5.2 Commencing with the first commercial sale of a Licensed Product, LICENSEE, within sixty (60) days after March 31, June 30, September 30 and December 31, of each year, shall deliver to JOHNS HOPKINS true and accurate reports, giving such particulars of the business conducted by LICENSEE, its Subsidiaries and its sublicensees during the preceding three-month period under this Agreement as shall be pertinent to a royalty accounting hereunder. These shall include at least the following:
(a)	All Licensed Products manufactured and sold.

(b)	Total billings for Licensed Products sold.

(c)	Accounting for all Licensed Processes used or sold.

(d)	Deductions applicable as provided in Paragraph 1.6.

(e)	Total royalties due.

(f)	Names and addresses of all sublicensees of LICENSEE.
Where reasonably practical, LICENSEE shall, to the best of its knowledge, subcategorize the Licensed Products sold so as to assign the royalties paid to individual patent(s) of Appendix A. Such subcategorization shall be for JOHNS HOPKINS administrative purposes only and shall in no way affect any obligations of any part or the amounts of royalties to be paid under this Agreement. Until there has been a first commercial sale of a Licensed Product, the LICENSEE shall give an annual report of LICENSEE’s efforts to achieve a first commercial sale.
ARTICLE VIII — LIABILITY
     8.1 Inasmuch as JOHNS HOPKINS will not, under the provisions of this Agreement or otherwise, have control over the manner in which LICENSEE, or its Subsidiaries or its agents or its sublicensees or those operating for its account, or third parties who purchase Licensed Products from any of the foregoing entities, practice any invention encompassed by the license granted herein, LICENSEE shall defend and hold JOHNS HOPKINS, it trustees, officers, employees, students, and affiliates harmless as against any judgments, fees, expenses or other costs (including reasonable attorneys’ fees) arising from or incidental to any product liability or other lawsuit brought as a consequence of the practice of said invention by any of the foregoing entities, whether or not JOHNS HOPKINS is named as party defendant in any such lawsuit. LICENSEE shall have the right to defend such a product liability lawsuit with counsel of its own choosing and JOHNS HOPKINS will cooperate in the defense of such action at LICENSEE’s expense. Practice of the Invention encompassed by the license granted herein by a Subsidiary or an agent or a sublicensee, or a third party on behalf of or for the account of LICENSEE or by a third party who purchases Licensed Products from any of the foregoing shall be considered LICENSEE’s practice of said invention for purposes of this Paragraph 8.1. The provisions of this Paragraph 8.1 shall survive termination of this Agreement.
     8.2 LICENSEE shall maintain or cause to be maintained, prior to the first planned use of Licensed Products or Licensed Processes in humans, product liability insurance or other protection reasonably acceptable to JOHNS HOPKINS which shall protect LICENSEE and JOHNS HOPKINS in regard to events covered by Paragraph 8.1 above. LICENSEE will disclose to JOHNS HOPKINS the amount and kind of product liability insurance it obtains, will give JOHNS HOPKINS a copy of the certificate of insurance, and will increase or change the kind of insurance at the reasonable request of JOHNS HOPKINS, provided such insurance is available to LICENSEE at commercially reasonable rates.
     8.3 Except as otherwise expressly set forth in this Agreement, JOHNS HOPKINS makes no representations and extend no warranties of any kind, either express or implied, including but not limited to warranties of merchantability, fitness for a particular purpose, and validity of Patent Rights claims, issued or pending.
     8.4 No liability under this Agreement shall result to a party from delay in performance caused by force majeure, that is, circumstances beyond the reasonable control of the party affected thereby, including, without limitation, acts of God, earthquake, fire, flood, war, government regulations, labor unrest, or shortage of or an inability to obtain material or equipment.
ARTICLE IX — EXPORT CONTROLS
     It is understood that JOHNS HOPKINS is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the Export Administration Act of 1979), and that their obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by LICENSEE that LICENSEE shall not export data or commodities to certain foreign countries without prior approval of such agency. JOHNS HOPKINS neither represents that a license shall not be required nor that, if required, it shall be issued.
ARTICLE X — NON-USE OF NAMES
     LICENSEE shall not use the name of JOHNS HOPKINS, nor any of its employees, or any adaptation thereof, in any advertising, promotional or sales literature without prior written consent obtained from JOHNS HOPKINS in each case, except that LICENSEE may state that it is licensed by JOHNS HOPKINS under one or more of the patents and/or applications comprising the Patent Rights.
ARTICLE XIII — TERMINATION
     13.1 This Agreement shall terminate if LICENSEE dissolves, unless this Agreement has been assigned prior to the date of dissolution.
     13.2 Should LICENSEE fail to pay JOHNS HOPKINS royalties due and payable hereunder, JOHNS HOPKINS shall have the right to terminate this Agreement on sixty (60) days’ written notice, unless LICENSEE shall pay JOHNS HOPKINS within the sixty (60) day period, all such royalties and interest due and payable. Upon the expiration of the sixty (60) day period, if LICENSEE shall not have paid all such royalties and interest due and payable, the rights, privileges and license granted hereunder shall terminate.
     13.3 Upon any material breach or default of this Agreement by LICENSEE other than those occurrences set out in Paragraphs 13.1 and 13.2 hereinabove, which shall always take precedence in that order over any material breach or default referred to in this Paragraph 13.3, JOHNS HOPKINS shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder by giving ninety (90) days’ notice to LICENSEE. Such termination shall become effective unless LICENSEE shall have cured any such breach or default prior to the expiration of the ninety (90) day period.
     13.4 LICENSEE shall have the right to terminate this Agreement at any time on six (6) months’ notice to JOHNS HOPKINS and upon payment of all amounts due JOHNS HOPKINS.

     13.5 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination. LICENSEE and any Subsidiary and sublicensee thereof may, however, after the effective date of such termination, sell all Licensed Products, and complete Licensed Products in the process of manufacture at the time of such termination and sell the same, provided that LICENSEE shall pay to JOHNS HOPKINS the royalties thereon as required by Article IV of this Agreement and shall submit the reports required by Article V hereof on the sales of Licensed Products.
     13.6 Upon termination of this Agreement for any reason during the Exclusive Period, any sublicensee not then in default shall have the right to seek a license from JOHNS HOPKINS under the same terms and conditions as set forth hereunder.
     13.7 [NOTE: As amended in Amendment No. 1 to the JHU Agreement.] The provisions of Paragraph 8.1, Article IX and Article X, Paragraph 4.5 and Paragraph 6.6 shall survive termination of this Agreement.
ARTICLE XV — MISCELLANEOUS PROVISIONS
     15.1 This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the State of Maryland, U.S.A., except that questions affecting the validity, construction and effect of any patent licensed hereunder, shall be determined by the law of the country in which the patent was granted.
     15.2 The parties hereto acknowledge that this Agreement sets forth the entire Agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.
     15.3 The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.
     15.4 LICENSEE agrees to mark the Licensed Products sold in the United States with all applicable United States patent numbers. All Licensed Products shipped to or sold in other countries shall be marked in such a manner as to conform with the patent laws and practice of the country of manufacture or sale.
     15.5 The failure of any party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.
     15.6 Claims, disputes, or controversies concerning the validity, construction, or effect of any patent licensed hereunder shall be resolved in any court having jurisdiction thereof.

     15.7 A grant application under the Advanced Technology Program was filed on March 29, 1995 (Appendix C). If a grant is awarded, any Invention made pursuant thereto where an investigator at JOHNS HOPKINS is the sole inventor or a coinventor shall be assigned to LICENSEE. Such Invention shall be assigned hereunder and shall thereafter fall within the definition of Patent Rights and therefore shall be subject to Sections 3.2, 3.3 and 3.4 hereof and to the royalty payments required by Sections 4.1(c)(i), 4.1(d) and 4.4 hereof as part of the rights licensed hereunder.
     15.8 [NOTE: As amended in Amendment No. 1 to the JHU Agreement.] With respect to “Methods for Inactivating Target DNA and For Detecting Conformation Change in a Nucleic Acid”, Inventor, Srinivasan Chandrasegaran, US Patent Application SN 08/647,449, Filed 5/7/96 (JHU Docket: C-1288), LICENSEE hereby acknowledges and agrees that Dr. Chandrasegaran is the sole inventor of this property.

Copy of Selected Provisions from the MIT Agreement
2 — GRANT
     2.1 M.I.T. hereby grants to LICENSEE the right and license in the TERRITORY to practice under the PATENT RIGHTS and, to the extent not prohibited by other patents, to make, have made, use, lease, sell and import LICENSED PRODUCTS and to practice the LICENSED PROCESSES, until the expiration of the last to expire of the PATENT RIGHTS, unless this Agreement shall be sooner terminated according to the terms hereof.
     2.2 LICENSEE agrees that LICENSED PRODUCTS leased or sold in the United States shall be manufactured substantially in the United States.
     2.3 In order to establish exclusivity in the FIELDS OF USE for LICENSEE, M.I.T. hereby agrees that it shall not grant any other license to make, have made, use, lease, sell and import LICENSED PRODUCTS or to utilize LICENSED PROCESSES subject to the royalty-free, nonexclusive license rights of the United States Government per FAR 52.227-11, in the TERRITORY for the FIELDS OF USE.
     2.4 [NOTE: As amended in the First Amendment to the MIT Agreement.] LICENSEE and M.I.T. agree that neither party shall assert the Patent Rights against not-for-profit institutions in their conduct of research, provided, however, that if a not-for-profit institution practices under the Patent Rights to conduct high throughput drug screening on behalf of a commercial entity, then the Patent Rights may be asserted against that institution.
     2.5 M.I.T. reserves the right to practice under the PATENT RIGHTS and to allow third parties to practice under the PATENT RIGHTS in all fields of use for noncommercial research purposes.
     2.6 LICENSEE shall have the right to enter into sublicensing agreements for the rights, privileges and licenses granted hereunder only in the FIELDS OF USE. Upon any termination of this Agreement, sublicensees’ rights shall also terminate, subject to Paragraph 13.6 hereof.
     2.7 [NOTE: As amended in the Eighth Amendment to the MIT Agreement.] With respect to each sublicense agreement [in the Reagent Field], LICENSEE agrees to do the following:
          (a) incorporate the language of Article 2 (other than Paragraph 2.8), Article 9, Article 10, and Paragraph 15.4 into each sublicense agreement (but in each case solely to the extent such language is applicable to the rights granted in such sublicense agreement), so that these Articles shall be binding upon the applicable sublicensee as if they were a party to this Agreement;
          (b) include in each such sublicense agreement language that is reasonably sufficient to enable LICENSEE to comply with its obligations under Paragraph 2.8 and Articles 5, 7, 12, 13 and 15 (other than Paragraph 15.4);
          (c) use commercially reasonable effort to obtain a indemnity from the applicable sublicensee in favor of LICENSEE that is substantially similar in scope of the indemnity set forth in

Article 8, and include M.I.T. as an indemnified party under any such indemnity on the same terms as LICENSEE.
     2.8 [NOTE: Intentionally omitted.]
     2.9 Nothing in this Agreement shall be construed to confer any rights upon LICENSEE by implication, estoppel or otherwise as to any technology or patent rights of M.I.T. or any other entity other than the PATENT RIGHTS, regardless of whether such patent rights shall be dominant or subordinate to any PATENT RIGHTS.
PARAGRAPH 4.1(b)
     4.1 [NOTE: As amended in the Fifth Amendment to the MIT Agreement.] For the rights, privileges and license granted hereunder, LICENSEE shall pay royalties to M.I.T. in the manner hereinafter provided to the end of the term of the PATENT RIGHTS or until this Agreement shall be terminated:
b. License Maintenance Fees of (i) $[***] per year on January 1, 2002 and each January 1 thereafter until the January 1 following the issuance of the first protein DNA claims and; (ii) $[***] per year beginning the January 1 following the issuance of the first of the protein-DNA claims and every January 1 thereafter; provided, however, License Maintenance Frees may be credited to Running Royalties subsequently due on NET SALES for each said year, if any. License Maintenance Fees paid in excess of Running Royalties shall not be creditable to Running Royalties for future years.
9 — EXPORT CONTROLS
     LICENSEE acknowledges that it is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the United States Department of Commerce Export Administration Regulations). The transfer of such items may require a license from the cognizant agency of the United States Government and/or written assurances by LICENSEE that LICENSEE shall not export data or commodities to certain foreign countries without prior approval of such agency. M.I.T. neither represents that a license shall not be required nor that, if required, it shall be issued.
10 — NON-USE OF NAMES
     LICENSEE shall not use the names or trademarks of the Massachusetts Institute of Technology or Lincoln Laboratory, nor any adaptation thereof, nor the names of any of their employees, in any advertising, promotional or sales literature without prior written consent obtained from M.I.T., or said employee, in each case, except that LICENSEE may state that it is licensed by M.I.T. under one or more of the patents and/or applications comprising the PATENT RIGHTS.
PARAGRAPH 13.6
     13.6 [NOTE: As amended in the Eighth Amendment to the MIT Agreement.] Upon termination of this Agreement for any reason, any sublicensee not then in default shall have the right to seek a

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

license from M.I.T. M.I.T. agrees to negotiate such licenses in good faith under reasonable terms and conditions. In addition, in the event that M.I.T. terminates this Agreement pursuant to Paragraph 13.1, 13.2, or 13.3, each sublicense granted by LICENSEE to a sublicensee not then in default will survive such termination (as a direct license from M.I.T.), provided that such direct license shall be subject to the same non-financial terms and conditions as those in this Agreement and such sublicensee (or if there is at such time more than one such sublicensee, such sublicensees severally and jointly) shall be required to make any annual fees due pursuant to Paragraph 4.1(b) and each such sublicensee shall be required to make any monetary payment(s) that, had this Agreement not been terminated, LICENSEE would have been required to make under this Agreement as a result of the activities of such sublicensee. Each such sublicensee shall be an intended third-party beneficiary of the preceding sentence.

Copy of Selected Provisions from the Utah Agreement
     4.3 For each SUBLICENSE granted by LICENSEE under the terms of this AGREEMENT, LICENSEE shall pay to LICENSOR (i) a sublicense fee of twenty thousand dollars ($20,000) within thirty (30) days of execution of each sublicense and (ii) an annual sublicense fee of ten thousand dollars ($10,000) for each year (excluding the first year) that such sublicense is in effect, payable within thirty (30) days of each anniversary of the effective date of such sublicense agreement.
     6.2 As consideration for the license under this AGREEMENT, LICENSEE shall pay to LICENSOR an annual maintenance fee of twenty thousand dollars ($20,000) on or before each anniversary of the EFFECTIVE DATE of this AGREEMENT.
     13.1 If LICENSEE should: (a) fail to deliver to LICENSOR any statement or report required hereunder when due (except where such payment is being contested in good faith); (b) fail to make any payment at the time that the same should be due; (c) violate or fail to perform any covenant, condition, or undertaking of the AGREEMENT to be performed by it hereunder; or (d) file a bankruptcy action, or have a bankruptcy action against it (which action remains undismissed for a period of sixty (60) days), or become insolvent; enter into a composition with creditors or have a receiver appointed for it; then LICENSOR may give written notice of such default, and its intent to terminate this AGREEMENT, to LICENSEE. If LICENSEE should fail to cure such default within thirty (30) days of such notice, the rights, privileges, and license granted hereunder shall automatically terminate; provided, however, that the cure period may be extended by sixty (60) days if LICENSEE conveys a written statement of its intent and plan to cure such default, and such plan is accepted by the LICENSOR, within thirty (30) days of the automatic termination date.
     13.2 If LICENSEE shall cease to carry on its business with respect to the rights granted in this AGREEMENT, this AGREEMENT shall terminate upon thirty (30) days written notice by LICENSOR.
     13.4 [NOTE: As amended in the (first) Amendment (dated February 22, 2007) to the Utah Agreement.] Notwithstanding anything to the contrary in this AGREEMENT, in the event that LICENSOR terminates this AGREEMENT pursuant to Section 13.1 or 13.2, each sublicense granted by LICENSEE to a SUBLICENSEE then in good standing under the terms of its sublicense agreement will survive such termination (as a direct license from LICENSOR), provided that (a) such direct license shall be subject to the same non-financial terms and conditions as those in this AGREEMENT, and LICENSOR shall not have any obligations to such SUBLICENSEE other than LICENSOR’s obligations to LICENSEE as set forth herein; (b) such SUBLICENSEE (or if there is at such time more than one such SUBLICENSEE, such SUBLICENSEES severally and jointly) shall be required to make any annual maintenance payments due pursuant to Section 6.2; and (c) each such SUBLICENSEE shall be required to make any monetary payment(s) that, had this AGREEMENT not been terminated, LICENSEE would have been required to make under this AGREEMENT as a result of the license to, or activities of, such SUBLICENSEE, including without limitation the annual sublicensee fees due pursuant to Section 4.3(ii) with respect to such SUBLICENSEE (which for clarity shall continue notwithstanding the conversion of such SUBLICENSEE’s sublicense to a direct license from LICENSOR). Each such SUBLICENSEE shall be an intended third-party beneficiary of this Section 13.4.